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                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                ONLY(AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                 PHAR-MOR, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

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

                                      LOGO

January 9, 1998

Dear Shareholder:

     You are cordially invited to attend the annual meeting of shareholders of Phar-Mor, Inc. (the "Company"), which will be held at the Watergate Hotel, 2650 Virginia Avenue, N.W., Washington, D.C. on Tuesday, February 17, 1998, at 9:30 a.m. (local time).

     The Notice of Meeting and the Proxy Statement that follow describe the business to be conducted at the meeting. Management will report on current operations and there will be an opportunity for discussion concerning the Company and its activities.

     Your vote is very important. Whether or not you plan to attend the meeting, and regardless of the number of shares you own, it is important that your shares be represented at the meeting. Please sign and return your proxy card in the enclosed envelope to ensure that your shares will be represented and voted at the meeting in the event that you are unable to attend. You are urged to sign and return the enclosed proxy card even if you plan to attend the meeting. If you do plan to be present at the meeting and wish to vote in person, you may withdraw your proxy at that time.

     We hope you can attend and look forward to personally meeting you on February 17.

Sincerely,

/s/ Abbey J. Butler

/s/ Melvyn J. Estrin
Abbey J. Butler & Melvyn J. Estrin
Co-Chairmen of the Board
and Co-Chief Executive Officers

20 Federal Plaza West
P.O. Box 400
Youngstown, Ohio

                                      LOGO

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To Be Held February 17, 1998

To the Shareholders of Phar-Mor, Inc.

     NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders (the "Meeting") of Phar-Mor, Inc., a Pennsylvania corporation (the "Company"), will be held at the Watergate Hotel, 2650 Virginia Avenue, N.W., Washington, D.C., on Tuesday, February 17, 1998, at 9:30 a.m. (local time), with registration beginning at 8:30 a.m., for the following purposes:

     1. To elect six directors as set forth in the accompanying Proxy Statement to hold office until their successors are duly elected and qualified;

     2. To consider and vote on an amendment to the Company's Restated Articles of Incorporation, as Amended providing for a classified Board of Directors;

     3. To approve the Phar-Mor, Inc. 1995 Directors Stock Plan, as amended, and an amendment thereto increasing the number of shares available under such plan from 250,000 to 500,000;

     4. To approve the Phar-Mor, Inc. 1996 Director Retirement Plan;

     5. To approve amendments to the Phar-Mor, Inc. 1995 Amended and Restated Stock Incentive Plan increasing the number of shares available under such plan from 913,333 to 3.5 million;

     6. To approve the Phar-Mor, Inc. Employee Stock Purchase Plan;

     7. To ratify the selection by the Board of Directors of Deloitte & Touche LLP as the Company's independent public accountants; and

     8. To transact such other business as may properly come before the Meeting or any postponement or adjournment thereof.

     The Board of Directors has fixed the close of business on December 2, 1997 as the record date for the purpose of determining shareholders entitled to notice of and to vote at the Meeting or at any postponement or adjournment thereof.

     In order to assure a quorum, it is important that shareholders who do not expect to attend the Meeting in person complete, sign, date and promptly return the enclosed proxy card in the accompanying envelope.

                                          By Order of the Board of Directors,

                                          /s/ John R. Ficarro

                                          John R. Ficarro
                                          Secretary

Youngstown, Ohio
January 9, 1998

                                 PHAR-MOR, INC.
                             20 FEDERAL PLAZA WEST
                          YOUNGSTOWN, OHIO 44501-0400

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON FEBRUARY 17, 1998

     The enclosed proxy is solicited by the Board of Directors of Phar-Mor, Inc., a Pennsylvania corporation (the "Company"), for use at its annual meeting of shareholders to be held at the Watergate Hotel, 2650 Virginia Avenue, N.W., Washington, D.C., on Tuesday, February 17, 1998, at 9:30 a.m. (local time), and at any postponement or adjournment thereof (the "Meeting"). The enclosed proxy, properly executed and received by the Secretary of the Company prior to the Meeting, and not revoked, will be voted in accordance with the directions thereon. If no directions are indicated, the persons named in the enclosed proxy intend to vote: (i) FOR each nominee for election as a director, (ii) FOR approval of the amendment to the Company's Restated Articles of Incorporation, as Amended, (iii) FOR approval of the Phar-Mor, Inc. 1995 Directors Stock Plan, as amended, and the amendment thereto, (iv) FOR approval of the Phar-Mor, Inc. 1996 Director Retirement Plan, (v) FOR approval of the amendments to the Phar-Mor, Inc. 1995 Amended and Restated Stock Incentive Plan, (vi) FOR approval of the Phar-Mor, Inc. Employee Stock Purchase Plan and (vii) FOR approval of the selection of Deloitte & Touche LLP as the Company's independent public accountants.

     The Company's management knows of no matter to be brought before the Meeting which is not referred to in the Notice of Meeting and this Proxy Statement. If, however, any other matter should be presented at the Meeting upon which a vote properly may be taken, the shares represented by the proxy will be voted with respect thereto at the discretion of the person or persons holding such proxy. Proxies may be revoked by shareholders at any time prior to the voting of the proxy by written notice to the Secretary of the Company, by submitting a new proxy to the Secretary of the Company or by personal ballot at the Meeting. Attendance at the Meeting shall not have the effect of revoking a proxy unless the shareholder so attending shall, in writing, so notify the Secretary of the Meeting at any time prior to the voting of the proxy. The first date on which this proxy statement and the enclosed form of proxy are being sent to the Company's shareholders is on or about January 9, 1998.

     The holders of a majority of the shares of common stock, $0.01 par value per share ("Common Stock"), entitled to vote at the Meeting, present in person or by proxy, shall constitute a quorum. Abstentions will be considered shares of Common Stock that are present and entitled to vote for purposes of determining the presence of a quorum, but as not voted for purposes of determining the approval of any matter submitted to shareholders for a vote. If a broker indicates on a proxy that such broker does not have discretionary authority as to certain shares of Common Stock to vote on a particular matter, such shares of Common Stock will not be considered as present and entitled to vote with respect to that matter.

     As of the close of business on December 2, 1997, the record date for determining shareholders entitled to vote at the Meeting, the Company had issued and outstanding 12,159,199 shares of Common Stock, held of record by 2,749 shareholders. Only shareholders of record at the close of business on December 2, 1997 will be entitled to vote at the Meeting. Shareholders do not have cumulative voting rights. Each share of Common Stock is entitled to one vote at the Meeting.

     The Common Stock is traded on the Nasdaq National Market ("Nasdaq-NMS") under the symbol "PMOR."

                              PROPOSAL NUMBER ONE

                             ELECTION OF DIRECTORS

     Each of the following persons, all of whom are currently members of the Company's Board of Directors (the "Board"), has been nominated for election at the Meeting as a director to hold office until the next annual meeting of shareholders or until their respective successors are duly elected and qualified. It is intended that the accompanying proxy will be voted in favor of the six nominees to serve as directors unless the shareholder indicates to the contrary on the proxy. The Board has no reason to believe that any of the nominees will not serve if elected, but if any of them should become unavailable to serve as a director, and if the Board designates a substitute nominee, it is intended that such proxy will be voted for the substitute nominee designated by the Board.

     If at the Meeting, the shareholders approve the amendment to the Company's Restated Articles of Incorporation, as Amended providing for a classified Board of Directors (see "Proposal Number Two" below), directors will serve staggered three-year terms such that, as near as possible given the number of directors, one-third of the number of directors serving will be elected each year. At the Meeting, directors would be elected to serve one-, two-, or three-year terms so that approximately one-third of the number of directors serving is elected each year, as follows: Messrs. Rosenberg and Shulman would be elected to one-year terms (expiring at the next annual meeting of shareholders in November 1998); Messrs. Levy and Osterman would be elected to two-year terms (expiring at the annual meeting of shareholders to be held in November 1999); and Messrs. Butler and Estrin would be elected to three-year terms (expiring at the annual meeting of shareholders to be held in November 2000). If Proposal Two is not approved by the shareholders at the Meeting, each person elected as a director shall hold office until the next annual meeting of shareholders, or until his successor shall be elected and qualified.

NOMINEES FOR ELECTION AS DIRECTORS

     ABBEY J. BUTLER, 58, has been a director of the Company since 1995 and Co-Chairman of the Board and Co-Chief Executive Officer of the Company since October 1, 1997. Mr. Butler is Co-Chairman of the Board and Co-Chief Executive Officer of Avatex Corporation ("Avatex"), formerly known as FoxMeyer Health Corporation. Mr. Butler also serves as managing partner of Centaur Partners, L.P., an investment partnership with ownership interests in Avatex, and as President and a director of C.B. Equities Corp., a private investment company. Mr. Butler presently serves as a director and a member of the Executive Committee of GrandBanc, Inc.; and as a director of Carson, Inc., a global manufacturer of ethnic hair care products for African-Americans and persons of African descent, Imagyn Medical Technologies, Inc., a developer, manufacturer and distributor for the urology, minimally invasive and general surgery, and gynecology markets, and Cyclone, Incorporated, a distributor and installer of chain link fence systems, highway guard rails and industrial gates and posts. Mr. Butler is a trustee and a member of the Executive Committee of the Board of Trustees of the American University, and a director of the Starlight Foundation, a charitable organization. He was appointed by President George Bush to serve on the President's Advisory Committee on the Arts, and he now serves as the president and chief executive officer of the National Committee for the Performing Arts, John F. Kennedy Center, Washington, D.C. On August 27, 1996, FoxMeyer Drug Company, a subsidiary of FoxMeyer Health Corporation, filed a petition under Chapter 11 of the United States Bankruptcy Code. At the time of the filing Mr. Butler was an executive officer and director of FoxMeyer Drug Company. On July 26, 1996, Ben Franklin Retail Stores, Inc. filed a petition for protection under Chapter 11 of the United States Bankruptcy Code. At the time of the filing, Mr. Butler was a director of Ben Franklin Retail Stores, Inc.

     MELVYN J. ESTRIN, 52, has been a director of the Company since 1995 and Co-Chairman of the Board and Co-Chief Executive Officer of the Company since October 1, 1997. Melvyn J. Estrin is Co-Chairman of the Board and Co-Chief Executive Officer of Avatex. Mr. Estrin also serves as managing partner of Centaur Partners, L.P., an investment partnership, and as Chairman of the Board and Chief Executive Officer of Human Service Group, Inc., a private management and investment firm, and of University Research Corporation, a consulting firm. Mr. Estrin presently serves as a director and member of the Executive Committee of GrandBanc, Inc.; and as a director of Washington Gas Light Company, Carson, Inc., a global manufacturer of ethnic hair care products for African-Americans and persons of African descent, and Imagyn Medical Technologies, Inc., a developer, manufacturer and distributor for the urology, minimally invasive and general surgery, and gynecology markets. Mr. Estrin has served as a Trustee of the University of Pennsylvania and was appointed by President George Bush to serve as Commissioner of the National Capital Planning Commission. On August 27, 1996, FoxMeyer Drug Company, a subsidiary of FoxMeyer Health Corporation, filed a petition under Chapter 11 of the United States

Bankruptcy Code. At the time of the filing Mr. Estrin was an executive officer and director of FoxMeyer Drug Company. On July 26, 1996, Ben Franklin Retail Stores, Inc. filed a petition for protection under Chapter 11 of the United States Bankruptcy Code. At the time of the filing, Mr. Estrin was a director of Ben Franklin Retail Stores, Inc.

     DANIEL H. LEVY, 55, has been a director of the Company since September 25, 1997. Mr. Levy has been working as a consultant to retailers since 1994 and is currently serving as a director of Marks Brothers Jewelers and Donnkenny Apparel, both of which are listed on Nasdaq. Mr. Levy served as chairman and chief executive officer of Best Products Inc. from April 1996 to December 1996. In September 1996, Best Products Inc. filed a petition under Chapter 11 of the United States Bankruptcy Code. Mr. Levy served as Chairman and Chief Executive Officer of Conrans, a 17-store operation based in New York from 1993 to 1994. Prior to serving as Chairman and Chief Executive Officer of Conrans, Mr. Levy served as Vice Chairman and Chief Operating Officer of Montgomery Ward in Chicago, Illinois from 1991 to 1993. Prior to serving as Vice Chairman and Chief Operating Officer of Montgomery Ward, Mr. Levy served in various executive capacities with Kaufmann's, Gimbel's and Bloomingdale's.

     MONROE OSTERMAN, 71, has been a director of the Company since September 25, 1997. Mr. Osterman has served as President of Gala Trading Corporation, an investment company specializing in large purchases of diamonds from Europe, since 1982. Prior to serving as President of Gala Trading Corporation, Mr. Osterman served as President of Paras USA and Bermont Corporation and was also a partner at J. Winston & Company, an importing and merchandising company.

     ARTHUR G. ROSENBERG, 59, has been a director of the Company since November 23, 1997. Mr. Rosenberg has been a principal of The Associated Companies, a real estate development firm, since 1987. Prior to serving as a principal of The Associated Companies, Mr. Rosenberg served as General Counsel for ITT Levitt & Sons, Inc., an international builder. Mr. Rosenberg currently serves on the Board of Directors of Ecotyre Technologies, Inc., Mike's Original, Inc. and Wall Street Records, Inc.

     JOHN D. SHULMAN, 34, has been a director of the Company since November 23, 1997. Mr. Shulman has served as President and Chief Executive Officer of ONYX International, L.L.C., a merchant banking and venture firm focusing primarily on private equity placements in high growth companies, since 1994. Prior to serving as President and Chief Executive Officer of ONYX International, L.L.C., Mr. Shulman served as the Director of Development for Tower Companies, a diversified group of companies including real estate development, banking and related activities since 1986. Mr. Shulman currently serves on the Board of Directors of Digital Evolution, Inc., Performance Distribution, Inc., Grupo Padi, S.A. de C.V., Taiwan Mezzanine Fund I, L.P., Micro Macro Technologies, LTD, and Consortium One, L.P. Mr. Shulman is the husband of Mr. Estrin's niece.

     If a quorum is present at the Meeting, the nominees for election as directors who receive the affirmative vote of a majority of the votes cast by the shares present in person or by proxy at the Meeting and entitled to vote will be elected directors.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION AS DIRECTORS OF EACH OF THE NOMINEES NAMED ABOVE. UNLESS INDICATED OTHERWISE ON THE PROXY, THE SHARES REPRESENTED THEREBY WILL BE VOTED FOR EACH OF THE ABOVE-NAMED NOMINEES.

COMMITTEES OF THE BOARD; MEETINGS

     The Board met seventeen times during the fiscal year ended June 28, 1997 ("Fiscal Year 1997"). During Fiscal Year 1997, each director attended all Board meetings during the time such person was a member of the Board.

     The Board has a standing Audit Committee and a standing Compensation Committee.

     AUDIT COMMITTEE. The Audit Committee of the Board provides the Board with an independent review of the Company's accounting policies, the adequacy of financial controls and the reliability of financial information reported to the public. The Audit Committee also conducts examinations of the affairs of the Company as required by law or as directed by the Board, supervises the activities of the internal audit department and reviews the services provided by the independent auditors. For Fiscal Year 1997, the Audit Committee consisted of Mr. Malcom T. Hopkins (the Committee Chairman) and Mr. Richard M. McCarthy, and met three times. For the fiscal year ending June 27, 1998 ("Fiscal Year 1998"), the Audit Committee consisted of Mr. Hopkins (the Committee Chairman) and Mr. McCarthy until their resignations on October 7, 1997. On November 18, 1997, the Board appointed Messrs. Rosenberg (the Committee Chairman) and Shulman to serve as members of the Audit Committee effective November 23, 1997.

     COMPENSATION COMMITTEE. The Compensation Committee of the Board determines compensation and benefits for officers, reviews salary and benefit changes for other senior officers, administers the Phar-Mor, Inc. 1995 Amended and Restated Stock Incentive Plan (the "Phar-Mor Stock Incentive Plan"), the Phar-Mor, Inc. 1995 Director Stock Plan (the "Phar-Mor Director Stock Plan"), the Phar-Mor, Inc. 1996 Director Retirement Plan, as amended (the "Phar-Mor Director Retirement Plan"), the Phar-Mor, Inc. Employee Stock Purchase Plan (the "Phar-Mor Employee Stock Purchase Plan"), and other employee benefits. For Fiscal Year 1997, the Compensation Committee consisted of Ms. Linda Haft and Messrs. Butler (the Committee Chairman), Estrin and Hopkins, and met one time. For Fiscal Year 1998, the Compensation Committee consisted of Messrs. Butler (the Committee Chairman), Estrin and Hopkins until September 25, 1997 when the Board appointed Messrs. Levy (the Committee Chairman) and Osterman to serve as members of the Compensation Committee, replacing Messrs. Butler (the Committee Chairman), Estrin and Hopkins.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Ms. Linda Haft and Messrs. Butler (the Committee Chairman), Estrin and Hopkins served as members of the Compensation Committee during Fiscal Year 1997. Ms. Haft and Mr. Hopkins were independent directors during their tenure on the Compensation Committee. Messrs. Butler and Estrin are Co-Chief Executive Officers, Co-Chairmen of the Board, and major shareholders of Avatex. On September 25, 1997, Messrs. Levy (the Committee Chairman) and Osterman were appointed to serve as members of the Compensation Committee, replacing Messrs. Butler (the Committee Chairman), Estrin and Hopkins.

COMPENSATION OF DIRECTORS

     Each director of the Company receives an annual retainer fee of $25,000 and an attendance fee of $1,000 ($2,000 in the case of a committee chairman) for each meeting of the Board, and of each of the committees of the Board attended, other than committee meetings occurring on a date on which a Board meeting is scheduled. All directors are also reimbursed for travel and other out-of-pocket expenses incurred by them in attending Board or committee meetings.

     Pursuant to the Phar-Mor Director Stock Plan, directors receive an annual grant of options to purchase shares of Common Stock. Before October 1, 1997, directors received an annual grant of an option to purchase 5,000 shares of Common Stock. Pursuant to an amendment to the Phar-Mor Director Stock Plan approved by the Board on September 25, 1997, commencing with the grant on October 1, 1997, directors now receive an annual grant of an option to purchase 10,000 shares of Common Stock. Directors may elect to receive additional shares of Common Stock in lieu of all or a portion of their annual retainer. Directors may elect to defer payment of all or a portion of their annual retainer under a non-qualified, unfunded deferred compensation plan. Deferred amounts are invested, at the election of the director, in an interest-bearing account or a stock equivalent account. The amounts deferred, plus any appreciation thereon, are paid in cash on the dates specified by the director. The Phar-Mor Director Stock Plan and an amendment thereto increasing the number of shares of Common Stock available under such plan from 250,000 to 500,000, have been approved by the Board, but have not yet been approved by the shareholders. The Company is seeking shareholder approval of the Phar-Mor Director Stock Plan and the amendment thereto increasing the number of shares of Common Stock available under such plan from 250,000 to 500,000 at the Meeting. Please see "Proposal Number Three" below.

     Pursuant to the Phar-Mor Director Retirement Plan, the Company credits each director of the Company who is not an employee of the Company or a subsidiary of the Company and who has served as director for at least three years (an "Eligible Director") annually, commencing in October 1996, with that number of shares of Common Stock whose aggregate fair market value on a date as specified under the Phar-Mor Director Retirement

Plan equals the amount of the then current annual retainer payable to such Eligible Director, or such other amount as may be determined by resolution of the Compensation Committee of the Board. The award is not in the form of actual shares of Common Stock, and no shares of Common Stock will be set aside for the benefit of Eligible Directors under the Phar-Mor Director Retirement Plan. The number of shares of Common Stock in each retirement share account is subject to adjustment for dilution or otherwise as set forth in the Phar-Mor Director Retirement Plan. As of October 1, 1997, in accordance with the Phar-Mor Director Retirement Plan, the retirement accounts of Messrs. Levy and Osterman were each credited with 3,652.968 shares of Common Stock and the retirement accounts of Messrs. Butler and Estrin were each credited with 7,703.60 shares of Common Stock. In connection with the resignation of Messrs. Hopkins and McCarthy as directors of the Company on October 7, 1997, the vesting of the shares of Common Stock in each such director's retirement account was accelerated and each of Messrs. Hopkins and McCarthy received $52,918.20 for the 7,703.60 shares of Common Stock in each of their retirement accounts on the effective date of their resignations. See "Certain Relationships and Related
Transactions -- Transactions with Messrs. Hopkins and McCarthy." The Phar-Mor Director Retirement Plan has been approved by the Board, but has not yet been approved by the shareholders. The Company is seeking shareholder approval of the Phar-Mor Director Retirement Plan at the Meeting. Please see "Proposal Number Four" below.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     This report is not deemed to be "soliciting material" or deemed to be "filed" with the Securities and Exchange Commission (the "SEC") or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the Exchange Act.

     EXECUTIVE COMPENSATION. The Company's executive compensation program is intended to attract, retain and reward experienced, highly motivated executive officers who are capable of effectively leading and continuing the growth of the Company. Officers of the Company are paid salaries in line with their responsibilities and generally comparable to industry standards. Executive officers are also eligible to receive discretionary bonuses upon the achievement of revenue and profit goals established by the Company as an incentive for superior individual, group and corporate performance. Likewise, stock option grants to officers (and other employees) promote success by aligning employee financial interests with long-term shareholder value. Stock option grants are based on various subjective factors primarily relating to the responsibilities of the individual officers, and also to their expected future contributions and prior option grants. Many executive officers are also significant shareholders and/or holders of options to purchase significant amounts of Common Stock. To the extent that the performance of such individual officers translates into an increase in the value of the Common Stock, all shareholders, including such officers, share the benefits.

     COMPENSATION OF THE CHIEF EXECUTIVE OFFICERS. The Compensation Committee will annually review and approve the compensation of the Chief Executive Officer(s) of the Company. Until September 19, 1997, Robert M. Haft was the Chief Executive Officer of the Company. On September 25, 1997, the Board appointed Messrs. Butler and Estrin Co-Chief Executive Officers of the Company effective as of October 1, 1997. The Board believes that Messrs. Butler and Estrin are, and Mr. Haft was, paid reasonable salaries based on the same corporate financial goals as the other officers of the Company. Mr. Haft was, and Messrs. Butler and Estrin are, also eligible to receive a discretionary bonus awardable upon the achievement of specific revenue and profitability goals for the Company as a whole. In addition, Messrs. Butler and Estrin are significant shareholders in the Company through Avatex, and to the extent their performance as Co-Chief Executive Officers translates into an increase in the value of the Common Stock, all shareholders, including them, share the benefits.

     The SEC requires that this report comment upon the Company's policy with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which limits the deductibility on the Company's tax return of compensation over $1 million to any of the named executive officers of the Company unless, in general, the compensation is paid pursuant to a plan which is performance related, non-discretionary and has been approved by the Company's shareholders. Because the compensation of certain executive officers will or may exceed $1,000,000 in any year, the provisions of Section 162(m) of the Code may limit the deductibility of such compensation unless an exception to such limitations is available. Because of the uncertainties surrounding the application and interpretation of such limits, no assurance can be given that such compensation will be deductible. In addition, on September 19, 1997, the Company and Mr. Haft entered into a severance agreement, pursuant to which Mr. Haft resigned as Chairman of the Board and Chief Executive Officer of the Company. See "-- Employment Contracts and Termination of Employment and Change-In-Control Arrangements -- Mr. Robert Haft." To the extent benefits received by Mr. Haft pursuant to the severance agreement equal or exceed 300% of his average annual taxable compensation (as defined in the applicable regulations), the full amount of such excess ("parachute payments") will not be deductible by the Company and the amount of the parachute payments will reduce the $1,000,000 limit under Section 162(m).

                   Submitted by the Compensation Committee *

                       Abbey J. Butler (Former Chairman)
                                Melvyn J. Estrin
                           Daniel H. Levy (Chairman)
                                Monroe Osterman

* Messrs. Butler and Estrin served on the Compensation Committee until September 25, 1997 when Messrs. Levy and Osterman replaced them as members of the committee.

EXECUTIVE COMPENSATION PLANS

     PHAR-MOR, INC. 1995 AMENDED AND RESTATED STOCK INCENTIVE PLAN. The Phar-Mor Stock Incentive Plan was adopted in order to attract, reward and retain key personnel (including officers, whether or not directors) of the Company and its subsidiaries and certain other closely related eligible persons who provide substantial services to such entities ("Eligible Persons") and to provide them with long-term incentives that are linked to the Company's stock performance. Approximately 9 officers and approximately 414 other employees of the Company and its subsidiaries are currently eligible to participate under the Phar-Mor Stock Incentive Plan.

     The Phar-Mor Stock Incentive Plan is administered by the Compensation Committee of the Board (the "Administrator"). Currently, a maximum of 913,333 shares of the Company's Common Stock (subject to adjustment) may be issued upon the exercise of awards granted under the Phar-Mor Stock Incentive Plan. As of June 28, 1997, a total of 844,150 shares of the Company's Common Stock were subject to options granted under the Phar-Mor Stock Incentive Plan.

     The Phar-Mor Stock Incentive Plan authorizes the issuance of options and (subject to plan limitations) certain stock appreciation rights ("SARs"). As is customary in incentive plans of this nature, the number and kind of shares available under the Phar-Mor Stock Incentive Plan, share limits, and shares subject to outstanding awards are subject to adjustment in the event of certain reorganizations, recapitalization's, stock splits, stock dividends, spin-offs, property distributions or other similar extraordinary transactions or events in respect of the Company or the shares of the Company. Shares relating to options or SARs that are not exercised or that expire or are canceled will again become available for grant purposes under the Phar-Mor Stock Incentive Plan to the extent permitted by law and the plan. Awards may be repriced or otherwise amended after grant, provided that the amendment does not adversely affect the holder's rights without his or her consent. A maximum of 277,778 shares of the Company's Common Stock may be subject to options that during any twelve month period are granted to any Eligible Person under the Phar-Mor Stock Incentive Plan.

     The exercise price of the options granted under the Phar-Mor Stock Incentive Plan generally may not be less than the fair market value of the Company's Common Stock on the date of grant or such greater amount as may be determined by the Administrator. An option may either be an incentive stock option, as defined in the Code, or a non-qualified stock option. All 844,150 options granted pursuant to the Phar-Mor Stock Incentive Plan as of June 28, 1997 are non-qualified stock options. The aggregate fair market value of the Common Stock (determined at the time the option is granted) for which incentive stock options may be first exercisable by an option holder during any calendar year under the Phar-Mor Stock Incentive Plan or any other plan of the Company or its subsidiaries may not exceed $100,000. A non-qualified stock option is not subject to any of these limitations.

     Subject to early termination or acceleration provisions (which are summarized below), an option generally will be exercisable, in whole or in part, from the date specified in the related award agreement until the expiration date, all as determined by the Administrator. Earlier expiration may occur following a termination of service. In no event, however, is an option under the Phar-Mor Stock Incentive Plan exercisable more than seven years after its date of grant.

     Upon the occurrence of either (A) a Change in Control Event (as defined in the Phar-Mor Stock Incentive Plan to include, but not be limited to, (i) the approval by the shareholders of the Company of a dissolution or liquidation,
(ii) certain agreements of merger or consolidation resulting in the Company's shareholders, or entities associated or affiliated with them, holding less than 50% of the voting stock of the surviving entity, (iii) the sale of substantially all the assets of the Company as an entirety to a person that is not an affiliated person of the Company, (iv) a person or group (other than Robert M. Haft, Hamilton Morgan, LLC ("Hamilton Morgan") or other 25% owners as of September 11, 1995 and certain related entities) acquiring beneficial ownership of over 50% of the voting power, or (v) certain changes in the composition of the Board), or (B) under other circumstances (such as a termination of service), the Administrator, in its discretion, may provide for acceleration or extension of the exercisability of awards, or provide for certain other limited benefits, which may include SARs, under some or all awards and may determine the extent, duration and other conditions of such additional rights by amendment to outstanding awards or otherwise. The Board may terminate or amend the Phar-Mor Stock Incentive Plan, subject to the rights of holders of outstanding options. If an amendment would (i) materially increase the benefits accruing to Eligible Persons under the Phar-Mor Stock Incentive Plan, (ii) materially increase the aggregate number of shares that may be issued under the Phar-Mor Stock Incentive Plan, or (iii) materially modify the eligibility requirements for participation under the Phar-Mor Stock Incentive Plan, the amendment, to the extent deemed necessary by the Board or the Administrator or then required by applicable law, must be approved by the shareholders.

     Amendments to the Phar-Mor Stock Incentive Plan increasing the number of shares available under the Phar-Mor Stock Incentive Plan from 913,333 to 3.5 million have been approved by the Board, but have not yet been approved by the shareholders. See "Proposal Number Five" below. Options to purchase a total of 775,000 shares have been granted to certain executive officers subject to the approval of these amendments by the shareholders.

     401(k) EMPLOYEE SAVINGS PLAN. Employees of the Company are eligible to participate in the 401(k) Employee Savings Plan (the "401(k) Plan"). The 401(k) Plan is a tax-qualified profit sharing plan that provides for pre-tax deferrals by employees and employer matching and profit-sharing contributions. In addition, warehouse employees and drivers are eligible to participate in a separate 401(k) savings plan.

     RETIREMENT PLAN. The Company maintains a noncontributory retirement plan (the "Retirement Plan") that provides benefits, following retirement at age 65 or older with one or more years of credited service (or age 55 with five or more years of credited service), to salaried, non-union employees, including officers of the Company. The Retirement Plan provides a monthly pension for life to supplement personal savings and Social Security benefits. The following table shows as of June 28, 1997 the estimated annual benefits payable upon retirement at age 65 under the Retirement Plan by specified compensation and years of service classification applicable to officers:

     AVERAGE ANNUAL                           15 YEARS     20 YEARS     25 YEARS      30 OR MORE
     COMPENSATION                             SERVICE      SERVICE      SERVICE      YEARS SERVICE
     ---------------------------------------  --------     --------     --------     -------------
     $100,000...............................  $ 14,109     $ 18,182     $ 23,515        $28,218
     $150,000...............................  $ 21,984     $ 29,312     $ 36,640        $43,968

     The amounts shown in the table are based on an assumed continued applicability of the $150,000 compensation limit for qualified plans under the Code. Each year's accrued benefit under the Retirement Plan is 0.6% of final average annual compensation not in excess of a rolling average of the last 35 years annual social security wage base, plus 1.05% of final average annual compensation in excess of such average wage base, multiplied by years of credited service up to a maximum of 30 years. The estimated annual retirement benefits, for the individuals named below, were developed based on 1995 compensation, projected covered compensation, and the respective dates of birth and projected credited service at normal retirement age under the Retirement Plan. The credited years of service as of June 29, 1997 for individuals named in the Executive Summary Compensation Table who are eligible to participate in the Retirement Plan are as follows: Mr. Schwartz -- 4 years; Mr. Jeffrey -- 4 years; and Mr. Ficarro -- 2 years. The plan was frozen as of June 29, 1996. Assuming these individuals remain employed until the vesting period is reached, their estimated annual retirement benefits under the plan will be: Mr. Schwartz -- $7,516; Mr.
Jeffrey -- $5,585; and Mr. Ficarro -- $2,934.

     To the extent permitted by law, the minimum eligibility and vesting provisions under these and other retirement, health and welfare benefit plans were waived for Messrs. Haft, Estrin and Butler under the terms of their respective employment agreements.

     OTHER PENSION PLANS. In addition to the Retirement Plan discussed above, the Company maintains two other pension plans for various groups of employees:
(i) the Phar-Mor, Inc. Retirement Plan for Hourly Employees at Niles, Ohio Store and (ii) Tamco Distributors Company Warehouse and Drivers Pension Plan (collectively, the "Pension Plans"). The Pension Plans are defined benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

     CORPORATE EXECUTIVE BONUS PLAN. Under the Company's Corporate Executive Bonus Plan for Fiscal Year 1997 (the "1997 Bonus Plan"), certain executive officers would be eligible to receive a cash bonus if the Company achieved a pre-established level of performance for the fiscal year. The participating executive would receive at least 60% of his or her individual targeted percentage bonus ("target bonus") if this performance were at target, and 35% of the target bonus (e.g., if the target bonus is 50%, 35% of 50%) if the Company's performance were at entry level; the remaining amount (up to 40%) was subject to the discretion of the Board. If the Company did not achieve the targeted level of performance, but achieved an "entry level" or minimum performance threshold for payment of bonuses established by the Board, the specific bonus amount between minimum and target bonus levels would be extrapolated, pro rata, based on the relationship of actual performance to the entry and target levels of performance; 60% of such amount would be mandatory and up to 40% discretionary. For Fiscal Year 1997, total bonuses of $3,209,000 were paid to 116 employees under the 1997 Bonus Plan.

     Mr. Haft's annual cash bonus rights under his employment agreement (which was subject to each year's bonus plan, or otherwise provided for under separate agreement with the Company) was fixed at a maximum of 60% of base salary, but was not subject to the 60/40 discretionary allocation applicable to other executives. If the Company's performance reached the target performance level, the full 60% target bonus was payable to Mr. Haft; if the Company's performance reached the entry level performance, a 21% minimum bonus was payable to Mr. Haft, with the actual bonus amount between 21% and 60% to be determined by the extrapolation methodology described above. See "-- Employment Contracts and Termination of Employment and Change-In-Control Arrangements -- Mr. Robert Haft."

     The employment agreements between the Company and each of Messrs. Butler and Estrin provide for an annual incentive bonus under a Company-sponsored bonus plan (if a bonus plan is approved, or otherwise as provided under a separate agreement between the Company and each of Messrs. Butler and Estrin), if reasonable performance objectives approved by the Board are achieved, with a maximum bonus of 60% and a minimum bonus of 21% of annual base salary, commencing in Fiscal Year 1998; provided, however, that if the performance objectives are exceeded, then such bonus will be increased to a level commensurate with the amount of bonuses payable to senior officers of the Company who are situated similarly to Messrs. Butler and Estrin. See "-- Employment Contracts and Termination of Employment and Change-In-Control Arrangements -- Messrs. Abbey J. Butler and Melvyn J. Estrin."

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company has entered into employment agreements with Messrs. Haft, Butler, Estrin, Schwartz, Spear, Jeffery and Ficarro, each of which is described below.

     Mr. Robert Haft. On September 19, 1997, in connection with the consummation of the transactions contemplated by the HM Redemption Agreement (as defined and discussed below under "Security Ownership of Certain Beneficial Owners and Management -- Potential Change of Control"), the Company and Mr. Haft entered into a severance agreement (the "Severance Agreement"), pursuant to which Mr. Haft resigned as Chairman of the Board and Chief Executive Officer of the Company and received a lump-sum cash payment of $4,417,000. In the event a long-term performance payment becomes payable to Mr. Haft pursuant to his employment agreement, it will be paid at 75% of the amount provided for in the employment agreement. The terms of the long term performance payout provided for in Mr. Haft's employment agreement were as follows: commencing with Fiscal Year 1998 and each third year thereafter during the term of the employment agreement, Mr. Haft would receive a long-term performance payout in an amount (subject to the offset referred to in the last sentence of this paragraph) equal to 3% of any excess of (i) the aggregate market value of the publicly-traded shares of Common Stock based on the average closing price for the thirty (30)-day period ending on the last day of the subject period, less the sum of (a) the proceeds from the exercise during such period of any options or warrants plus (b) any cash or property consideration actually received by the Company during such period from the issuance of any shares of its Common Stock) over (ii) the aggregate market value of the publicly-traded shares of Common Stock based on the average closing price for the thirty (30)-day period ending on the last day of the immediately prior subject period (provided that for the first day of the period ending on June 30, 1998, such average closing price shall be deemed to be $8.00 per share). One-half of the aggregate annual bonuses paid or payable in respect of the applicable three-year period will be offset against the long-term payout amount.

     In addition, pursuant to the Severance Agreement, the Company agreed to continue to provide benefits to Mr. Haft through September 19, 2000 and maintain Mr. Haft's Washington, D.C. office and his current secretary through September 19, 1999. Mr. Haft has until February 2000, October 2000 and October 2001 to exercise earlier granted options and 180 days from the approval by shareholders of the increase in available shares under the Phar-Mor Stock Incentive Plan to exercise his most recent options. The most recent grant was to purchase 125,000 shares at a price of $5.437 per share and is fully exercisable during the 180-day period. The Company also agreed to indemnify Mr. Haft and provide him with tax reimbursement with respect to any payments that constitute excess parachute payments under Federal income tax laws. The Company further agreed to provide a letter of credit in the amount of approximately $2.9 million to secure its contractual obligations under the Severance Agreement. Mr. Haft and the Company released each other from all claims, except claims by Mr. Haft against Messrs. Butler and Estrin other than in their capacities as members of the Board. See "Certain Relationships and Related Transactions -- Hamilton Morgan."

     The principal terms of the employment agreement between the Company and Mr. Haft, which was in effect prior to the execution and delivery of the Severance Agreement, are described below. The employment agreement with Mr. Haft had a rolling three-year term commencing on September 11, 1995 that provided for Mr. Haft to serve as Chief Executive Officer and Chairman of the Board. Mr. Haft's initial annual base salary was $900,000 subject to annual cumulative increases of 8%. The agreement provided for an annual incentive bonus under a Company-sponsored bonus plan (if a bonus plan were approved, or otherwise as provided under a separate agreement between the Company and Mr. Haft), if reasonable performance objectives approved by the Board were achieved, with a maximum bonus of 60% and a minimum bonus of 21% of annual base salary, commencing in the fiscal year ended June 29, 1996 ("Fiscal Year 1996").

     Mr. Haft was also granted options to purchase 256,250 shares of Common Stock at $8.00 per share under the Phar-Mor Stock Incentive Plan. Mr. Haft's employment agreement provided for additional benefits in the future not less favorable than those provided under options granted or to be granted to other executives during the term of the employment agreement.

     Pursuant to his employment agreement, Mr. Haft was permitted to engage in activities, in addition to serving as Chief Executive Officer and Chairman of the Board, and pursue other investments (including activities that were competitive with the Company's business provided that they did not unreasonably impede the performance of his duties for the Company and did not violate applicable legal requirements). The Board had the authority to terminate Mr. Haft's employment without compensation under certain circumstances. The agreement did not require Mr. Haft to provide services at the Company's principal locations. Mr. Haft could have resigned at any time without violating the agreement, although his resignation without cause and without the Board's consent would otherwise have been treated like a termination for cause by the Company.

     The employment agreement with Mr. Haft further provided for various employee benefits and perquisites, including but not limited to payment, on a tax reimbursed, "grossed up" basis, for a $3,000,000 whole life insurance policy on Mr. Haft's life or, at Mr. Haft's election, a term policy requiring an equivalent premium; disability insurance adequate to pay Mr. Haft 60% of base salary until age 70; reimbursement of all medical and dental costs for Mr. Haft and his family; the use of a company-owned car; and business expenses at locations other than the Company's headquarters. The agreement with Mr. Haft provided that, if it were terminated other than for cause, he would have been entitled to the present value of his base salary, discounted at 5%, for the remaining contract term, annual and long-term incentive payments payable for the remainder of the term, the accelerated vesting (and extended post-termination exercise periods) of all outstanding stock options, continued health and other benefits and tax reimbursement in respect of any termination payments that constitute excess parachute payments under Federal income tax laws. A termination for cause by the Company, under the agreement, was limited to death, permanent disability (as defined), acts of moral turpitude concerning the Company, voluntary resignation, or the entry of a felony conviction.

     Mr. Haft's annual cash bonus rights under his employment agreement (which were subject to each year's bonus plan, or otherwise provided for under separate agreement with the Company) were fixed at a maximum of 60% of base salary, but were not subject to the 60/40 discretionary allocation applicable to other executives. If the Company's performance reached the target performance level, the full 60% target bonus would have been payable to him; if the Company's performance reached the entry level performance, a 21% minimum bonus would have been payable to him, with the actual bonus amount between 21% and 60% to be determined by the extrapolation methodology described above.

     Mr. Haft's employment agreement provided for accelerated vesting and exercisability of all options if he were terminated without cause or if he were terminated for "good reason" because of certain unilateral material changes to certain terms of his service or other events (as more fully defined in the agreement). Mr. Haft's options in such circumstances were exercisable at any time within four and one-half years after September 11, 1995.

     Under the terms of Mr. Haft's employment agreement and grant of options, the Company agreed to loan Mr. Haft an amount equal to the exercise price of the options (upon exercise). No loans were ever made to Mr. Haft.

     The employment agreement with Mr. Haft provided that upon a change in control (as defined) Mr. Haft had the right for 90 days to terminate the agreement without cause and realize the present value of the full (and certain accelerated) benefits under the agreement for what would otherwise be the remaining term, as in the case of a termination by the Company without cause. A change in control under the agreement included (among other events) the removal of or failure to elect Mr. Haft Chairman of the Board, his involuntary disassociation from Hamilton Morgan under certain circumstances by reason of the operation of the Hamilton Morgan LLC Operating Agreement buy-sell provision, certain changes in ownership involving 50% or more of the voting stock (or voting control) of the Company, the sale of all or substantially all of the assets of the Company, certain fundamental changes in the nature of its business approved by shareholders, certain changes affecting a majority of the Board, or the acquisition by any person or group (other than existing 25% holders or persons affiliated with Mr. Haft or FoxMeyer Corporation) of 50% or more control of the assets or voting stock of the Company. Such a termination by Mr. Haft would be deemed a termination without cause by the Company and entitle him to the rights attendant thereto, in addition to certain reimbursement for any excise taxes thereon on a "grossed-up" basis.

     Messrs. Abbey J. Butler and Melvyn J. Estrin. The employment agreements with Messrs. Butler and Estrin have a rolling three-year term commencing on October 1, 1997 that provide for Messrs. Butler and Estrin to serve as Co-Chief Executive Officers and Co-Chairmen of the Board. The initial annual base salary of each of Messrs. Butler and Estrin is $425,000 subject to annual increases of 8%. The agreements provide for an annual incentive bonus under a Company-sponsored bonus plan (if a bonus plan is approved, or otherwise as provided under a separate agreement between the Company and each of Messrs. Butler and Estrin), if reasonable performance objectives approved by the Board are achieved, with a maximum bonus of 60% and a minimum bonus of 21% of annual base salary, commencing in Fiscal Year 1998; provided, however, that if the performance objectives are exceeded, then such bonus will be increased to a level commensurate with the amount of bonuses payable to senior officers of the Company who are situated similarly to Messrs. Butler and Estrin.

     Each of Messrs. Butler and Estrin was also granted options to purchase 200,000 shares of Common Stock at an exercise price of $6.84375 per share under the Phar-Mor Stock Incentive Plan (subject to shareholder approval of amendments increasing the number of shares available under the plan from 933,333 to 3.5 million), which options vest with respect to 33.34% of the underlying shares on the date of grant (October 1, 1997), and with respect to an additional 33.33% on each of the first and second anniversaries of the date of grant. The term of the options is seven years and unless Messrs. Butler and Estrin elect otherwise, to the fullest extent permitted by law and under the plan, such options shall be treated and reported as incentive stock options, and any other options granted to Messrs. Butler and Estrin shall be treated as nonqualified stock options.

     Pursuant to their respective employment agreements, Messrs. Butler and Estrin are permitted to engage in activities (except certain activities that are competitive with the Company's business), in addition to serving as Co-Chief Executive Officers and Co-Chairmen of the Board, and pursue other investments (except ownership of more than a 10% interest in an entity that derives more than 50% of its gross revenues from the retail sale, at a discount, of pharmaceuticals, unless Messrs. Butler and Estrin or their respective immediate families owned or controlled, directly or indirectly, an ownership interest of at least 1% in the entity as of October 1, 1997). The agreements do not require Messrs. Butler and Estrin to provide services at the Company's principal locations.

     The employment agreements with Messrs. Butler and Estrin also provide for long-term performance payouts to each of them, commencing with the three-year period ending September 30, 2000 and each third year thereafter during the term of the employment agreement, in an amount (subject to the offset referred to in the last sentence of this paragraph) equal to 1.5% of any excess of (i) the aggregate market value of the publicly traded shares of Common Stock based on the average closing price for the thirty (30)-day period ending on the last day of the subject period (less the sum of (a) the proceeds from the exercise during such period of any options or warrants plus (b) any cash or property consideration actually received by the Company during such period from the issuance of any shares of its Common Stock) over (ii) the aggregate market value of the publicly traded shares of Common Stock based on the average closing price for the thirty (30)-day period ending on the last day of the immediately prior subject period (provided that for the first day of the period ending on September 30, 2000, such average closing price shall be deemed to be $6.84375 per share). One-half of the aggregate annual bonuses paid or payable in respect of the applicable three-year period will be offset against the long-term payout amount.

     The employment agreements with Messrs. Butler and Estrin further provide for various employee benefits and perquisites, including but not limited to payment, on a tax reimbursed, "grossed up" basis, for a $1,500,000 whole life insurance policy on Messrs. Butler and Estrin's lives or, at the election of either of them, a term policy requiring an equivalent premium; disability insurance adequate to pay Messrs. Butler and Estrin 60% of their respective base salaries until age 75; reimbursement of all medical, hospitalization and dental costs for Messrs. Butler and Estrin and their families; the use of a car owned or leased by the Company and the provision of other transportation for Messrs. Butler and Estrin's travel requirements such as the lease of an aircraft; and business expenses at locations other than the Company's headquarters.

     Each of the agreements with Messrs. Butler and Estrin provides that, if it is terminated without cause (as defined), such officer will be entitled to the present value of his base salary, discounted at 5%, for the remaining contract term, annual and long-term incentive payments payable for the remainder of the term, all compensation, benefits, stock options, health and disability benefits accruing under the agreement for the remainder of the term (or at their option, the value of such stock options determined in accordance with "Black Shoal's Formula," tax reimbursement in respect of any termination payments that constitute excess parachute payments under Federal income tax laws, and the accelerated vesting (and extended post-termination exercise periods) of all stock options. Under each agreement, termination with cause by the Company is limited to the entry of a felony conviction, voluntary resignation, death, or permanent disability (as defined).

     Mr. M. David Schwartz. Mr. Schwartz executed a new employment agreement with the Company on June 5, 1997. The employment agreement with Mr. Schwartz has a term of two years and provides for Mr. Schwartz to serve as the Company's President and Chief Operating Officer. Mr. Schwartz's annual base salary is $636,000 for the first year of the term, which increase is retroactive to December 9, 1996, and then increases to $675,000 for the second year of the term. The agreement provides for an annual incentive bonus if the Company achieves certain performance objectives approved by the Board, with a target bonus of not less than 60% of his annual base salary and a maximum of 100% of annual base salary, as further described below. A target bonus of 60% of his current annual base salary was guaranteed for Fiscal Year 1997. In addition to the options to purchase 175,000 shares of Common Stock at $8.00 per share under the Phar-Mor Stock Incentive Plan and a confirmation bonus of $450,000 plus 6,250 shares of Common Stock which Mr. Schwartz was previously granted, Mr. Schwartz was granted options to purchase an additional 100,000 shares of Common Stock at $5.4375 per share under the Phar-Mor Stock Incentive Plan (subject to shareholder approval of amendments increasing the number of shares available under the plan from 933,333 to 3.5 million), which options vest with respect to one-third of the underlying shares on each of the date of grant (June 5, 1997), the first anniversary of the date of grant, and the second anniversary of the date of grant. The term of the options is seven years.

     Mr. Michael K. Spear. Mr. Spear was employed as Senior Vice President of Merchandise and Marketing of the Company until he resigned on November 1, 1997. See "Certain Relationships and Related Transactions -- Transactions with Michael
K. Spear." The principal terms of the employment agreement between the Company and Mr. Spear, which was in effect prior to his resignation on November 1, 1997, are described below. The employment agreement with Mr. Spear was at-will, and provided for Mr. Spear to serve as Senior Vice President of Merchandise and Marketing of the Company. Mr. Spear's annual base salary was to be $275,000 for the first year of his employment, $325,000 for the second year of his employment, $375,000 for the third year of his employment, and $400,000 for the fourth year of his employment. The agreement provided for an annual incentive bonus if the Company achieved certain performance objectives approved by the Board, with a target bonus of 40% of his annual base salary and a maximum of 100% of annual base salary, as further described below. A bonus of $115,000 was guaranteed for each of Fiscal Year 1997 and Fiscal Year 1998. A bonus of $100,000 was guaranteed for the fiscal year ending June 26, 1999 ("Fiscal Year 1999") and a bonus of $60,000 was guaranteed for the fiscal year ending June 24, 2000 ("Fiscal Year 2000"). On May 14, 1996, Mr. Spear was granted an option to purchase 50,000 shares of Common Stock at $7.625 per share under the Phar-Mor Stock Incentive Plan. On July 8, 1997, Mr. Spear was awarded an additional option to purchase 50,000 shares of Common Stock at $6.50 per share under the Phar-Mor Stock Incentive Plan. Both options have a term of seven years and vest as to one third on the grant date and vests as to an additional one third on each of the first and second anniversaries of the grant date. Mr. Spear received a cash bonus of $100,000 upon relocating his residence to the Youngstown, Ohio area in late 1996.

     Mr. Warren E. Jeffery. The employment agreement with Mr. Jeffrey is at-will, and provides for Mr. Jeffery to serve as Senior Vice President-Store and Pharmacy Operations of the Company. Mr. Jeffery's annual base salary is $200,000. The agreement provides for an annual incentive bonus if the Company achieves certain performance objectives approved by the Board, with a target bonus of 40% of his annual base salary. In addition to the options that Mr. Jeffery currently holds, he was granted an option to purchase an additional 50,000 shares of Common Stock at $5.4375 per share under the Phar-Mor Stock Incentive Plan, which option vests with respect to one-third of the underlying shares on each of June 5, 1997, June 5, 1998, and June 5, 1999. The term of the options is seven years.

     Mr. John R. Ficarro. The employment agreement with Mr. Ficarro has a term of two years commencing on June 5, 1997 and terminating on June 5, 1999, and provides for Mr. Ficarro to serve as Senior Vice President/Chief Administrative Officer and General Counsel of the Company. Mr. Ficarro's annual base salary is $195,000 for the first year of the term, which increase is retroactive to December 9, 1996, and then increases to

$206,700 for the second year of the term. The agreement provides for an annual incentive bonus if the Company achieves certain performance objectives approved by the Board, with a target bonus of not less than 40% of his annual base salary and a maximum of 100% of annual base salary, as further described below. A target bonus of 35% of his current annual base salary was guaranteed for Fiscal Year 1997. In addition to the options to purchase 15,000 shares of Common Stock at $8.00 per share under the Phar-Mor Stock Incentive Plan which Mr. Ficarro was previously granted, Mr. Ficarro was granted options to purchase an additional 75,000 shares of Common Stock at $5.4375 per share under the Phar-Mor Stock Incentive Plan (subject to shareholder approval of amendments increasing the number of shares available under the plan from 933,333 to 3.5 million), which options vest with respect to one-third of the underlying shares on each of the date of grant (June 5, 1997), the first anniversary of the date of grant, and the second anniversary of the date of grant. The term of the options is seven years.

     The general terms of the options granted to Messrs. Haft, Butler, Estrin, Schwartz, Spear, Jeffery and Ficarro, are summarized above. Each of the employment agreements (except the employment agreements of Messrs. Jeffery and Spear) provides for accelerated vesting and exercisability of all options if the employee is terminated without cause or if he terminates for "good reason" because of certain unilateral material changes to certain terms of his service or other events (as more fully defined in the agreements).

     Loans. The Phar-Mor Stock Incentive Plan authorizes the Administrator to make loans to optionees to pay the exercise price of options, subject to specified conditions. Mr. Spear's employment agreement specifically provided that he would be entitled to receive loans from the Company to facilitate the exercise of his options. No loans were made to Mr. Spear.

     Under the terms of the employment agreements with Messrs. Butler and Estrin, the Company has agreed to loan Messrs. Butler and Estrin an amount equal to the exercise price of the options (upon exercise). Such loan or loans will become due on the first to occur of (i) the fifth anniversary of the date that the loan was made, (ii) to the extent of net proceeds of sale, after payment of related taxes, five business days after the sale of the shares so acquired,
(iii) 30 days after a termination of their employment by the Company with cause (other than by death or permanent disability) or his voluntary resignation (except if his resignation is a result of certain delineated reasons), or (iv) by way of offset, upon the payment of settlement amounts to him upon a termination without cause by the Company. The loans will bear interest, payable semi-annually, on the outstanding principal balance at the mid-term applicable federal rate in effect on the date such loans were made and shall be subject to compliance with applicable laws.

     Severance Plan. The Company's current severance plan, as it applies to officers generally, provides for payment of severance pay equal to salary at the time of termination for a period of 26 weeks, plus one additional week for each year of service, up to ten years. On March 27, 1997, the Company approved an amendment to its existing severance plan, enhancing benefits to all employees, including executive officers, whereby all such employees would receive additional severance payments upon loss of employment due to certain "change of control" events. Generally, executive officers would receive a minimum of 18 months of pay in such event.

     The employment agreements for Messrs. Schwartz and Ficarro provide, in the case of a termination by the Company during the first year of the agreement without cause or by them "for good reason," for a severance payment equal to two year's total compensation (which includes salary plus average bonus paid to them over the previous two years), and in the case of a termination by the Company after the first year of the agreement without cause or by them "for good reason," for a severance payment equal to 1.5 times one year's total compensation (which includes salary plus average bonus paid to them over the previous two years).

     The employment agreement for Mr. Jeffery provides, in the case of a termination of the agreement by the Company within the period ending two years from June 16, 1997 without cause, for a severance payment equal to the continuation of Mr. Jeffery's base salary for a period of one year after the date of termination and the continuation of all medical benefits during such period. "Cause" is defined as a determination in good faith by the Company of Mr. Jeffery's personal dishonesty, gross negligence, willful misconduct, habitual use of alcoholic beverage or other substance abuse, or upon his conviction of any offense punishable by imprisonment of one year or more.

     The employment agreement for Mr. Spear provided, in the case of a termination of the agreement by the Company within the period ending two years from his employment commencement date without cause, for a severance payment equal to the continuation of Mr. Spear's base salary (including any guaranteed increases) for a period of one year after the date of termination and the continuation of all medical benefits during such period. "Cause" was defined as a determination in good faith by the Company of Mr. Spear's personal dishonesty, gross negligence, willful misconduct, habitual use of alcoholic beverage or other substance abuse, or upon his conviction of any offense punishable by imprisonment of one year or more. After two years, Mr. Spear would have been subject to the Company's severance plan described above.

     Change in Control Consequences for Messrs. Butler, Estrin, Schwartz and Ficarro. The employment agreements with Messrs. Butler and Estrin provide that upon a change in control (as defined) Messrs. Butler and Estrin have the right for 90 days to terminate their agreements without cause and realize the present value of the full (and certain accelerated) benefits under the agreements for what would otherwise be the remaining term, as in the case of a termination by the Company without cause. A change in control under the agreements may include (among other events) the acquisition by any person or group (other than persons affiliated with Messrs. Butler or Estrin, respectively) of 40% or more of the voting capital stock of the Company, the approval by the shareholders of certain transactions resulting in a change in ownership of 40% or more control of the voting capital stock of the Company, including a merger, consolidation, or sale or disposal of all or substantially all of the Company's assets (including a plan of liquidation or dissolution), or a fundamental alteration in the nature of its business. Such a termination by Messrs. Butler or Estrin is deemed a termination without cause by the Company and entitles them to the rights attendant thereto.

     The employment agreements with Messrs. Schwartz and Ficarro provide that upon a change of control (as defined) each named executive will have the right to terminate the agreement for "good reason" and receive the full benefits thereunder as in the case of a termination by the Company without cause. A change of control under each agreement may include (among other events) (a) the acquisition by any individual, entity or group of beneficial ownership of 20% or more of either (i) the then outstanding shares of Common Stock of the Company, or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors of the Company; or (b) individuals who, as of the date of the employment agreement, constitute the Board of Directors of the Company, cease for any reason to constitute at least a majority thereof; or (c) approval by the shareholders of the Company of a reorganization, merger or consolidation which results in a change of ownership and/or voting rights of 30% or more of (i) the then outstanding shares of Common Stock of the Company, or (ii) the members of the Board do not remain members of the Board of the entity resulting from such reorganization, merger or consolidation; or (d) approval by the shareholders of the Company of a liquidation or a dissolution of the Company, or the sale or other disposition or substantially all of the assets of the Company. A change in control does not include any change in ownership of the Company's Common Stock resulting from any transaction among the principals of Hamilton Morgan.

EXECUTIVE SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the compensation of the Chief Executive Officer and the other four most highly compensated executive officers of the Company who served in those capacities as of June 28, 1997 (the "Named Officers").

                                                                                             LONG TERM
                                                                                            COMPENSATION
                                                                                      ------------------------
                                                 ANNUAL COMPENSATION                    AWARDS       PAYOUTS
                                    ----------------------------------------------    ----------    ----------
       NAME AND           FISCAL                                   OTHER ANNUAL         STOCK          LTIP          ALL OTHER
   PRINCIPAL PERSON        YEAR     SALARY($)    BONUS($)(1)    COMPENSATION($)(3)    OPTIONS(#)    PAYOUTS($)    COMPENSATION(4)
-----------------------   ------    ---------    -----------    ------------------    ----------    ----------    ---------------
Robert M. Haft (5).....    1997      972,000       583,200              --                5,000         --            203,662
  Former Chairman and
    CEO                    1996      726,936(6)    270,000              --              256,250         --             66,637
M. David Schwartz......    1997      620,076       620,076              --                   --         --              8,305
  President and COO        1996      571,632       215,000              --              175,000         --            505,548
                           1995      500,000       200,000              --                   --         --              2,602
Michael K. Spear (7)...    1997      275,000       325,000(2)           --               50,000         --            234,233
  Former Senior Vice
 President -- Marketing
  and Merchandising
Warren E. Jeffery......    1997      190,585       183,000              --               50,000         --              6,671
  Senior Vice
  President --             1996      176,265        50,000              --               50,000         --             78,540
  Store and Pharmacy       1995      168,390        80,000              --                   --        875                 --
  Operations
John R. Ficarro........    1997      186,791       173,000              --                   --         --              6,440
  Senior Vice
    President,             1996      155,016        50,000              --               15,000         --             34,013
  CAO and General
  Counsel                  1995       59,622(8)     28,000              --                   --         --                 --

---------------

(1) Bonuses are shown for the fiscal year earned, but may be paid in the following year.

(2) The $325,000 in bonus earned by Mr. Spear in Fiscal Year 1997 includes a $100,000 "signing" bonus paid upon his acceptance of employment with the Company and relocation of his residence to Youngstown, Ohio.

(3) No information is provided in the column labeled "Other Annual Compensation" since the aggregate amount of perquisites and other personal benefits for the periods indicated is less than the lesser of $50,000 or 10% of the total annual salary and bonus reported for each of the Named Officers.

(4) Information provided in the column labeled "All Other Compensation" for Fiscal Year 1997 includes the following: (i) the value of insurance premiums paid by the Company for the benefit of each of the Named Officers as follows: Mr. Haft, $183,941; Mr. Schwartz, $2,451; Mr. Spear, $2,451; Mr. Jeffery, $2,455; and Mr. Ficarro, $2,451; (ii) matching contributions to the Company's 401(k) Employee Savings and Retirement Plan to each of the Named Officers as follows: Mr. Haft, $3,450; Mr. Schwartz, $5,854; Mr. Jeffery, $4,216; and Mr. Ficarro, $3,989; (iii) moving expenses paid by the Company for the benefit of certain of the Named Officers as follows: Mr. Spear $231,782; (iv) matching contributions to the Company's non-qualified deferred compensation plan as follows: Mr. Haft, $16,271.

    Information provided in the column labeled "All Other Compensation" for Fiscal Year 1996 includes the following: (i) the value of insurance premiums paid by the Company for the benefit of each of the Named Officers as follows: Mr. Haft, $66,637; Mr. Schwartz, $2,040; Mr. Jeffery, $2,234; and Mr. Ficarro, $4,376; (ii) matching contributions to the Company's 401(k) Employee Savings and Retirement Plan to each of the Named Officers as follows: Mr. Schwartz, $3,508; Mr. Jeffery, $1,306 and Mr. Ficarro, $653;
    (iii) moving expenses paid by the Company for the benefit of certain of the Named Officers as follows: Mr. Ficarro 28,984; and (iv) confirmation bonuses paid by the Company to certain of the Named Officers as follows: Mr. Schwartz, $500,000; and Mr. Jeffery, $75,000.

(5) Mr. Haft resigned as Chairman and CEO effective September 19, 1997. See
    "-- Employment Contracts and Termination of Employment and Change-In-Control Arrangements -- Mr. Robert Haft."

(6) This amount represents Mr. Haft's salary from the date of the commencement of his employment with the Company, September 11, 1995, through the end of the fiscal year.

(7) Mr. Spear resigned as Senior Vice President of Merchandise and Marketing effective November 1, 1997. See "-- Employment Contracts and Termination of Employment and Change-In-Control Arrangements -- Mr. Michael Spear."

(8) This amount represents Mr. Ficarro's salary from the date of the commencement of his employment with the Company, February 13, 1995, through the end of the fiscal year.

OPTION GRANTS IN FISCAL YEAR 1997

     Option Grants. The table below shows, for each of the Named Officers, the number of options granted during Fiscal Year 1997. All of the options set forth below were issued under the Phar-Mor Stock Incentive Plan, other than options to purchase 5,000 shares granted to Mr. Haft (and each of the other directors of the Company) under the Phar-Mor Director Stock Plan. As of June 28, 1997, no stock appreciation rights ("SARs") were outstanding.

                                                                                                      POTENTIAL
                                                   PERCENT OF                                     REALIZABLE VALUE
                                                     TOTAL                                        AT ASSUMED ANNUAL
                                                    OPTIONS                                        RATES OF STOCK
                                    NUMBER OF      GRANTED TO                                           PRICE
                                    SECURITIES     EMPLOYEES                                      APPRECIATION FOR
                                    UNDERLYING     IN FISCAL                                       OPTION TERM(4)
                                     OPTIONS          YEAR          EXERCISE       EXPIRATION     -----------------
         NAME AND POSITION          GRANTED(#)       (%)(3)       PRICE($/SH)         DATE        5%($)      10%($)
----------------------------------- ----------     ----------     ------------     ----------     -----      ------
                                                                                                   (IN THOUSANDS)
Robert Haft(1).....................    5,000           5.0            6.17         10/1/2001         9          19
  Former Chairman and CEO
M. David Schwartz..................       --            --              --            --            --          --
  President and Chief Operating
  Officer
Michael K. Spear...................       --            --              --            --            --          --
  Former Senior Vice President --
  Marketing & Merchandising
Warren E. Jeffery(2)...............   50,000          50.0            5.44         6/5/2004        111         258
  Senior Vice President -- Store
  and Pharmacy Operations
John R. Ficarro....................       --            --              --            --            --          --
  Senior Vice President, CAO and
  General Counsel

---------------

(1) The options issued to Mr. Haft under the Phar-Mor Director Stock Plan vest immediately upon grant and have a term of five years.

(2) Options to purchase 50,000 shares granted to Mr. Jeffery under the Phar-Mor Stock Incentive Plan vested with respect to 33 1/3% of the underlying shares on the date of grant (June 5, 1997) and will vest in additional increments of 33 1/3% of the underlying shares (subject to adjustment) on each of the succeeding two anniversaries of such date.

(3) Based on a total of 100,000 options granted to employees of Phar-Mor.

(4) Annual growth-rate assumptions are prescribed by the rules of the SEC and do not reflect actual or projected price appreciation of the underlying Common Stock.

     Excluded from this table are stock options to purchase a total of 300,000 shares that were granted as of June 5, 1997 to Mr. Haft (125,000 shares); Mr. Schwartz (100,000 shares); and Mr. Ficarro (75,000 shares). These option grants were seven-year, non-qualified options at $5.4375 per share and exercisable as to one-third on June 5, 1997 and as to one-third additionally on the first and second anniversaries thereof. The grants of these options are subject to shareholder approval of a proposed increase of available shares under the Phar-Mor Stock Incentive Plan. See "-- Executive Compensation Plans -- Phar-Mor, Inc. 1995 Amended and Restated Stock Incentive Plan."

     Except as otherwise indicated in the foregoing table, the options granted under the Phar-Mor Stock Incentive Plan vested with respect to 20% of the underlying shares on each of September 11, 1995, September 11, 1996 and September 11, 1997, and will vest in additional increments of 20% of the underlying shares (subject to adjustment) on September 11, 1998 and September 11, 1999. All options under the Phar-Mor Stock Incentive Plan (except for those held by Mr. Haft) will be subject to early termination within periods of up to one year (depending on the cause of a termination of service) after the effective date of a termination of service under the Phar-Mor Stock Incentive Plan or (if applicable) the expiration date under an applicable employment agreement. Except for Mr. Haft, (i) to the extent then not vested, the options will terminate and (ii) to the extent then vested, they may be exercised within one year following the death or disability of the holder of the option, and within six months following any other termination event, except where a termination by the Company is for cause, in which case the options then will terminate.

OPTION EXERCISES AND VALUES FOR FISCAL YEAR 1997

     The following table sets forth certain information concerning the exercise of stock options, the number of unexercised options, and the values of unexercised options at June 28, 1997 for the Named Officers. Value is considered to be, in the case of exercised options, the difference between the exercised price and the market price on the date of exercise and, in the case of unexercised options, the difference between the exercise price and the market price on June 28, 1997.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                          NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                         SHARES                          UNDERLYING UNEXERCISED            IN-THE-MONEY OPTIONS AT
                      ACQUIRED ON        VALUE          OPTIONS AT JUNE 28, 1997              JUNE 28, 1997($)
        NAME          EXERCISE(#)     REALIZED($)     (EXERCISABLE/UNEXERCISABLE)      (EXERCISABLE/UNEXERCISABLE)(1)
--------------------  ------------    ------------    ----------------------------     -------------------------------
Robert M. Haft......            --              --          112,500/143,750                        $391/$0
M. David Schwartz...            --              --           70,000/105,000                          --
Michael Spear.......            --              --           10,000/40,000                           --
Warren E. Jeffery...            --              --           36,667/63,333                     $13,542/$27,083
John R. Ficarro.....            --              --            6,000/9,000                            --

---------------

(1) Options are "in the money" if the fair market value of the underlying securities exceeds the exercise price of the options. The amounts set forth represent the difference between $6.25 per share, the market value of the Common Stock at June 28, 1997 issuable upon exercise of options, and the exercise price of the option, multiplied by the applicable number of shares underlying the options.

PERFORMANCE GRAPH

     The SEC requires that the Company include in this Proxy Statement a line-graph presentation comparing its cumulative shareholder returns, on an indexed basis, with a broad equity market index and a published industry or line-of-business index. The following graph compares the cumulative total shareholder return on the Common Stock against the cumulative total return of the Center for Research in Security Prices Total Return Index for the Nasdaq Stock Market (which includes all U.S. stocks traded on The Nasdaq National Market ("Nasdaq -- NMS") and Nasdaq Small-Cap Market) and the Center for Research in Security Prices Total Return Index for NASDAQ Stocks (SIC 5900-59999 U.S. Companies) Miscellaneous Retail for the period beginning with October 31, 1995 and ending on June 28, 1997, assuming the reinvestment of all dividends throughout the period shown, and assuming the value of the investment in the Company and in each Index was $100 on October 31, 1995. Prior to September 11, 1995, when the Company emerged from bankruptcy, there was no established trading market for the shares of Common Stock. From September 11, 1995, through October 31, 1995, the only market activity in the Common Stock of which the Company was aware was trading on a limited basis, primarily through inter-dealer quotations. From October 31, 1995 through February 7, 1996, the Common Stock was trading on the Nasdaq SmallCap Market. Since February 8, 1996, the Common Stock has been included for quotation on the Nasdaq-NMS under the symbol "PMOR."

                COMPARISON OF FIVE YEAR-CUMULATIVE TOTAL RETURNS
                      PERFORMANCE GRAPH FOR PHAR-MOR, INC.

                                     10/31/95    06/28/96    12/27/96   06/27/97
                                     --------    --------    --------   --------
Phar-Mor............................  100.0       103.2        72.6       80.6
Nasdaq Stock Market (US Companies)..  100.0       115.2       125.4      139.6
NASDAQ Stocks (SIC 5900-5999
  US Companies) Miscellaneous
  retail............................  100.0       115.2       114.1      114.9

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Set forth in the table below is information, as of December 23, 1997, with respect to the number of shares of Common Stock beneficially owned by (i) each person or entity known by the Company to own more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the Named Officers and (iv) all directors and executive officers of the Company as a group. A person or entity is considered to "beneficially own" any shares (i) over which such person or entity exercises sole or shared voting or investment power or (ii) which such person or entity has the right to acquire at any time within 60 days (e.g., through the exercise of options or warrants).

                                                                  PERCENT       NUMBER OF SHARES
       NAME AND ADDRESS OF             AMOUNT AND NATURE OF         OF        WHICH MAY BE ACQUIRED
       BENEFICIAL OWNER(1)            BENEFICIAL OWNERSHIP(2)      CLASS        WITHIN 60 DAYS(3)
----------------------------------    -----------------------     -------     ---------------------
Avatex Corporation                             4,795,935(4)          39.1%            91,902(5)
5910 North Central Expressway
Suite 1780
Dallas, Texas 75206
Pioneering Management Corporation              1,256,200(6)         10.33%                --
60 State Street
Boston MA 02109
The TCW Group, Inc.                              878,300(6)          7.22%                --
865 South Figueroa Street
Los Angeles, CA 90017
M. David Schwartz                                111,250                *            105,000(7)
20 Federal Plaza West
Youngstown, Ohio 44501
Michael Spear                                     20,000                *             20,000(7)
20 Federal Plaza West
Youngstown, Ohio 44501
John R. Ficarro                                    9,000                *              9,000(7)
20 Federal Plaza West
Youngstown, Ohio 44501
Warren E. Jeffery                                 46,667                *             46,667(7)
20 Federal Plaza West
Youngstown, Ohio 44501
Sankar Krishnan                                   15,000                *             15,000(7)
20 Federal Plaza West
Youngstown, Ohio 44501
Abbey J. Butler                                4,815,935(8)          39.2%            20,000(9)
c/o Avatex Corporation
5910 North Central Expressway
Suite 1780
Dallas, Texas 75206
Melvyn J. Estrin                               4,815,935(8)          39.2%            20,000(9)
c/o Avatex Corporation
5910 North Central Expressway
Suite 1780
Dallas, Texas 75206
Daniel H. Levy                                    13,000                *             10,000(9)
20 Federal Plaza West
Youngstown, Ohio 44501

                                                                  PERCENT       NUMBER OF SHARES
       NAME AND ADDRESS OF             AMOUNT AND NATURE OF         OF        WHICH MAY BE ACQUIRED
       BENEFICIAL OWNER(1)            BENEFICIAL OWNERSHIP(2)      CLASS        WITHIN 60 DAYS(3)
----------------------------------    -----------------------     -------     ---------------------
Monroe Osterman                                   10,000                *             10,000(9)
20 Federal Plaza West
Youngstown, Ohio 44501
Arthur G. Rosenberg                               10,000                *             10,000(9)
20 Federal Plaza West
Youngstown, Ohio 44501
John D. Shulman                                   10,000                *             10,000(9)
20 Federal Plaza West
Youngstown, Ohio 44501
All Directors and Executive                    5,080,852             40.6%           367,569
Officers, including those named
above, as a Group (11) persons

---------------

 * less than 1%

(1) No director or executive officer is the beneficial owner of the other equity securities of the Company or any of its subsidiaries.

(2) Unless otherwise indicated, each person or entity has sole investment power and sole voting power with respect to the Common Stock beneficially owned by such person or entity.

(3) This column lists the number of shares of Common Stock which the names person or entity has the right to acquire within 60 days after December 23, 1997, through the exercise of stock options and warrants. The shares shown in this column are included in the Amount and Nature of Beneficial Ownership column.

(4) Includes 4,704,033 shares held directly by Avatex and 91,902 shares subject to purchase by Avatex within 60 days upon exercise of warrants. See
    "-- Potential Changes in Control."

(5) Includes 91,902 shares of Common Stock subject to purchase by Avatex within 60 days upon exercise of warrants.

(6) The information provided is based on reports on Schedule 13D and 13G filed by the designated persons and entities with the SEC.

(7) All such shares of Common Stock are subject to purchase by the indicated person within 60 days upon exercise of options awarded under the Phar-Mor Stock Incentive Plan. The table excludes shares subject to options where the grant of such options is subject to shareholder approval as set forth under "-- Executive Compensation -- Phar-Mor, Inc. 1995 Amended and Restated Stock Incentive Plan."

(8) Messrs. Butler and Estrin are Co-Chairmen of the Board, Co-Chief Executive Officers and major shareholders of Avatex.

(9) All such shares are subject to purchase within 60 days by the indicated person upon exercise of options awarded under the Phar-Mor Director Stock Plan.

     Potential Changes in Control. As of September 19, 1997, and pursuant to the terms of the Hamilton Morgan LLC Interest Redemption and Exchange Agreement dated August 22, 1997 (the "HM Redemption Agreement"), Hamilton Morgan transferred ownership of all 3,750,000 shares of Common Stock it owned to Avatex. This transaction settled the outstanding disputes between Hamilton Morgan and Avatex that were subject to a pending arbitration between the parties. As part of the transaction, Hamilton Morgan and Avatex terminated their joint proxy agreement with respect to these shares.

     Avatex has pledged 1,132,500 shares of its Common Stock as collateral to Bart A. Brown, Jr., as trustee (the "Trustee") as partial collateral to secure certain obligations of Avatex. In the event of a default, the Trustee may acquire such shares by foreclosing on the collateral.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Transactions with Hamilton Morgan. On August 22, 1997, Mr. Haft and Avatex entered into the HM Redemption Agreement, resolving issues stemming from Avatex triggering a buy/sell mechanism in December 1996. In exchange for 3,750,000 shares of Common Stock and the return of a voting proxy on other shares of Common Stock, Hamilton Morgan agreed to redeem the 69.8% Avatex interest in Hamilton Morgan; re-pay certain indebtedness; and receive other consideration. As a result of the consummation of the transaction, Avatex beneficially holds 39.1% of the issued and outstanding Common Stock. On September 19, 1997, in connection with the consummation of the transaction contemplated by the HM Redemption Agreement, the Company and Mr. Haft entered into the Severance Agreement. See "Executive Compensation -- Employment Contracts and Termination of Employment and Change in Control Arrangements -- Mr. Robert Haft."

     Transactions with Robert M. Haft. On September 19, 1997, the Company and Mr. Haft entered into the Severance Agreement whereby Mr. Haft resigned as Chairman and Chief Executive Officer of the Company and received certain benefits. See "Executive Compensation -- Employment Contracts and Termination of Employment and Change in Control Arrangements -- Mr. Robert Haft."

     Transactions with FoxMeyer Drug Company. Following August 17, 1992, the Company entered into a revised, long-term supply agreement with FoxMeyer Drug Company (the "Supply Agreement") to become the Company's primary supplier of prescription medications until the later of August 17, 1997 or the date on which the Company's purchases equal an aggregate net minimum of $1.4 billion of products. The Supply Agreement established certain minimum supply requirements, specified events of default, and limited damages recoverable in the event of a termination. Abbey J. Butler and Melvyn J. Estrin, Co-Chairmen of the Board, Co-Chief Executive Officers and directors of the Company, are co-chairmen of the board, co-chief executive officers and major shareholders of Avatex. FoxMeyer Drug Company is a wholly owned subsidiary of Avatex.

     On August 29, 1996, two days after FoxMeyer Drug Company and its subsidiaries filed their bankruptcy petition, the Company notified FoxMeyer Drug Company that the supply of products to the Company under the Supply Agreement was insufficient and that, consequently, FoxMeyer Drug Company had committed a material breach thereunder. On September 27, 1996, the Company received a response from FoxMeyer Drug Company disputing the Company's notification. The Company did not experience any material disruption to its business or supply of pharmaceutical products because adequate alternative sources of supply were readily available to the Company. In connection with McKesson Corp.'s purchase of FoxMeyer Drug Company's assets on November 8, 1996, McKesson Corp. assumed the Supply Agreement.

     Transactions with Daniel J. O'Leary. On May 12, 1997 Daniel J. O'Leary, the Company's Chief Financial Officer since December 1995, tendered his resignation effective June 13, 1997. In connection therewith, the Company paid Mr. O'Leary $225,000 and transferred title to him of a Company-leased vehicle valued at approximately $10,000.

     Transactions with Michael K. Spear. On November 1, 1997 Michael K. Spear, the Company's Senior Vice President of Merchandise and Marketing since July 8, 1996, tendered his resignation effective November 1, 1997. In connection therewith, the Company paid Mr. Spear $100,000 and agreed to continue paying Mr. Spear his current base salary of $325,000 (plus guaranteed increases in accordance with his employment agreement), for a period of one year after November 1, 1997 and the continuation of all medical benefits during such period.

     Transactions with Messrs. Hopkins and McCarthy. Each of Messrs. Hopkins and McCarthy served as members of an ad hoc special committee formed by the Board to negotiate the Severance Agreement with Mr. Haft. As compensation for their services on such committee, Messrs. Hopkins and McCarthy each received $30,000 in addition to the compensation each of Messrs. Hopkins and McCarthy was entitled to due to their services as a director of the Company.

     Effective October 7, 1997, Messrs. Hopkins and McCarthy resigned as directors of the Company. In connection with their resignation, each of Messrs. Hopkins and McCarthy received a severance payment in the amount of $47,000. In addition, the vesting of the shares of Common Stock in each such director's retirement account was accelerated and each of Messrs. Hopkins and McCarthy received $52,918.20 for the 7,703.60 shares of Common Stock in each of their retirement accounts on the date of resignation.

SECTION 16(a) DISCLOSURE

     Pursuant to Section 16(a) of the Exchange Act, the Company is required to identify any person who, at any time during Fiscal Year 1997, was a director of the Company, an executive officer of the Company or its subsidiaries or beneficial owner of more than 10% of the Company's Common Stock or any other person who was subject to Section 16(a) of the Exchange Act with respect to the Company that during Fiscal Year 1997 failed to file on a timely basis with the SEC any report required by Section 16(a) of the Exchange Act, which are Form 3 (an initial report of beneficial ownership of common stock) on Form 4 and Form 5 (relating to changes in beneficial ownership of common stock). Based solely on a review of such Forms 3, 4 and 5, and amendments thereto, furnished to the Company by the reporting persons known to it, as required by Exchange Act Rule 16a-3(e), except as set forth below, no reporting person that was required during Fiscal Year 1997 to comply with Section 16(a) of the Exchange Act failed to comply with such requirements. A Form 5 report was not filed on a timely basis by directors Ms. Haft, and Messrs. Butler, Estrin, Haft, Hopkins and McCarthy with respect to automatic grants of stock options of 5,000 shares each granted on October 1, 1996, and where applicable, with respect to the automatic receipt of shares of Common Stock of the Company in lieu of all or a portion of their annual retainer. A Form 4 report was not filed on a timely basis by Mr. Spear with respect to options granted to him during Fiscal Year 1997 and a Form 3 initial filing report was not filed on a timely basis by Mr. Krishnan during Fiscal Year 1997. All failures to timely file annual reports were inadvertent and do not relate to the actual purchase or sale of shares of Common Stock.

                              PROPOSAL NUMBER TWO

          AMENDMENT TO RESTATED ARTICLES OF INCORPORATION, AS AMENDED

     The Board has unanimously determined that an amendment to the Company's Restated Articles of Incorporation, as Amended (the "Articles"), is advisable and has voted to recommend such amendment to the Company's shareholders for approval. The proposed amendment to the Articles classifies the Board of Directors into three classes, as nearly equal in number as possible, each of which, after an interim arrangement, will serve for three years, with one class being elected each year.

     The Board believes that the proposed amendment would, if adopted, enhance the likelihood of continuity and stability in the composition of the Company's Board of Directors and in the policies formulated by the Board, and, at the same time, effectively reduce the possibility that a third party could effect a sudden or surprise change in majority control of the Company's Board of Directors without the support of the incumbent Board of Directors. However, adoption of the proposed amendment may have significant effects on the ability of shareholders of the Company to benefit from certain transactions which are opposed by the incumbent Board of Directors. Accordingly, shareholders are urged to read carefully the following section of this Proxy Statement, which describes the amendment and its purpose and effect, and Appendix A hereto, which sets forth the full text of the proposed amendment to the Articles before voting on the proposed amendment.

     The proposed amendment to the Articles is not being recommended in response to any specific effort of which the Company is aware to accumulate the Common Stock or to effect control of the Company and is not part of a plan by the Board to adopt a series of amendments to the Articles. The Board does not presently intend to proposed other anti-takeover measures in future proxy solicitations. The Board has observed the relatively common use of certain coercive takeover tactics in recent years, including the accumulation of substantial voting stock positions as a prelude to a threatened takeover or corporate restructuring, proxy fights, and partial tender offers and the related use of "two-tier" pricing. The Board believes that the use of these tactics can place undue pressure on a corporation's board of directors and shareholders to act hastily and on incomplete information and, therefore, can be highly disruptive to a corporation and result in unfair differences in treatment of shareholders who act immediately in response to an announcement of takeover activity and those who choose to act later, if it all.

     The Company's Amended and Restated By-laws (the "Bylaws") currently provide that all directors are to be elected to the Board of Directors annually and shall hold office until the annual meeting of shareholders next following his or her election and until a successor has been elected and qualified or until his or her earlier death, resignation or removal. The proposed new Article TENTH of the Articles (as set forth in Appendix A) provides that the Board of Directors shall be divided into three classes of directors, each class to be as nearly equal in number as possible. If Proposal Number Two is adopted, the Company's directors will be divided into three classes, and two directors will serve terms expiring at the November, 1998 annual meeting of shareholders, two directors will serve terms expiring at the 1999 annual meeting of shareholders, and two directors will serve terms expiring at the 2000 annual meeting of shareholders (in each case, until their respective successors are duly elected and qualified). If the proposed amendment to the Articles is adopted, the Bylaws will be amended to be consistent with the amendment to the Articles relating to the classification of the Board of Directors. As currently provided in the Articles, vacancies in the Board, including vacancies resulting from an increase in the number of directors, may be filled by a majority vote of the remaining members of the Board through less than a quorum, or by a sole remaining director, and each person so elected shall be a director to serve for the balance of the unexpired term and until a successor has been elected and qualified or until his or her earlier death, resignation or removal.

     The Articles do not permit cumulative voting in the election of directors. Accordingly, the holders of a majority of the voting power of the outstanding shares of the Company's voting stock could now elect all of the directors being elected at any annual or special meeting of the Company's shareholders. However, the classification of the Board of Directors pursuant to the proposed amendment will apply to every election of directors, whether or not a change in control of the Company had occurred or the holders of a majority of the voting power of the Company desire to change the Board of Directors. The classification of the Board of Directors will have the effect of making it more difficult to change the composition of the Board of Directors. At least two shareholder meetings, instead of one, will be required to effect a change in control of the Board of Directors. The Board believes that the longer time required to elect a majority of a classified Board of Directors will help to assure the continuity and stability of the Company's management and policies in the future, since a majority of the directors at any given time will have prior experience as directors of the Company.

     The affirmative vote of a majority of the votes cast by all shareholders entitled to vote thereon is required for approval of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION, AS AMENDED, SET FORTH ON APPENDIX A HERETO. UNLESS INDICATED OTHERWISE ON THE PROXY, THE SHARES REPRESENTED THEREBY WILL BE VOTED FOR APPROVAL OF SUCH AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION, AS AMENDED.

                             PROPOSAL NUMBER THREE

        APPROVAL OF PHAR-MOR, INC. 1995 DIRECTOR STOCK PLAN, AS AMENDED

     The Board believes that the ownership of shares of Common Stock by directors supports the maximization of long-term shareholder value by aligning the interests of directors with those shareholders. The Phar-Mor Director Stock Plan is designed to facilitate the ownership of shares of Common Stock by directors. The Phar-Mor Director Stock Plan was approved by the Board on October 3, 1995, subject to shareholder ratification and approval. An amendment to the Phar-Mor Director Stock Plan increasing the size of annual grants of options under such plan from 5,000 to 10,000 shares of Common Stock effective October 1, 1997, was approved by the Board on September 25, 1997. In order to implement the grant of options heretofore granted to directors of the Company under the Phar-Mor Director Stock Plan as well as to allow flexibility for future option grants to directors of the Company pursuant to the Phar-Mor Director Stock Plan, it is necessary to increase the number of shares available under the Phar-Mor Director Stock Plan from 250,000 to 500,000 shares. An amendment to the Phar-Mor Director Stock Plan increasing the number of shares available under such plan from 250,000 to 500,000 shares was approved by the Board on September 25, 1997, subject to shareholder ratification and approval.

     The purpose of the Phar-Mor Director Stock Plan is to promote the long-term growth of the Company by enhancing its ability to attract and retain highly qualified and capable directors with diverse backgrounds and experience and by increasing the proprietary interest of directors in the Company. A description of the material terms of the Phar-Mor Director Stock Plan follows. This description is qualified in its entirety by reference to the complete Phar-Mor Director Stock Plan, which is attached hereto as Appendix B and is incorporated herein by reference.

     Under the Phar-Mor Director Stock Plan, each director receives an annual grant of an option to purchase shares of Common Stock. Before October 1, 1997, each director received an annual grant of an option to purchase 5,000 shares of Common Stock. Commencing with the grant on October 1, 1997, each director now receives an annual grant of an option to purchase 10,000 shares of Common Stock. Each director then in office was granted (i) an option to purchase 5,000 shares of Common Stock on October 3, 1995 at an exercise price of $7.06 per share, (ii) an option to purchase 5,000 shares of Common Stock on October 1, 1996 at an exercise price of $6.1719 per share, and (iii) an option to purchase 10,000 shares of Common Stock on October 1, 1997 at an exercise price of $6.84375 per share. Each director will be granted an option to purchase 10,000 shares of Common Stock on October 1st of each succeeding year while the Phar-Mor Director Stock Plan is in effect. If a director begins service on a date other than the date of the annual meeting of the Company's shareholders in any year, the number of shares subject to the option shall be prorated.

     In addition, each director may elect to receive shares of Common Stock in lieu of all or a portion of his or her annual retainer. The number of shares of Common Stock issuable in the event of such election will be based upon the Fair Market Value of shares of Common Stock (as defined in the Phar-Mor Director Stock Plan) on October 1st in the year of such election, and will be determined by dividing such fair market value into the amount of the annual retainer that the director elected to receive in shares of Common Stock.

     Assuming the amendment to the Phar-Mor Director Stock Plan is approved, a maximum of 500,000 shares of Common Stock will be available for the award of shares and the grant of options under the Phar-Mor Director Stock Plan, subject to adjustment in the event of stock splits, stock dividends or changes in corporate structure affecting shares of Common Stock. To the extent a stock option granted under the Phar-Mor Director Stock Plan expires or terminates unexercised, the shares of Common Stock allocable to the unexercised portion of such option will be available for wards under the Phar-Mor Director Stock Plan. In addition, to the extent that shares are delivered (actually or by attestation) to pay all or a portion of an option exercise price, such shares will become available for awards under the Phar-Mor Director Stock Plan.

     The exercise price per share of all options granted under the Phar-Mor Director Stock Plan will be 100% of the Fair Market Value of shares of Common Stock (as defined by the Phar-Mor Director Stock Plan) on the grant date. Options granted under the Phar-Mor Director Stock Plan vest and are exercisable immediately, and may be exercised until the fifth anniversary of the date of the grant. Options may be exercised either by payment of cash in the amount of the aggregate option price or by surrendering (or attesting to ownership of) shares of Common Stock owned by the participant for at least six months prior to the date the option is exercised, or a combination of both, having a combined value equal to the aggregate option price of the shares subject to the option or portion of the option being exercised. Any option or portion thereof that is not exercised on or before the fifth anniversary of the date of the grant shall expire.

     The Phar-Mor Director Stock Plan is administered by the Compensation Committee of the Board. The Board may amend or terminate the Phar-Mor Director Stock Plan at any time, but the terms of any option granted under the Phar-Mor Director Stock Plan may not be adversely modified without the participant's consent.

     For a discussion of the tax effects of options granted under the Phar-Mor Director Stock Plan see "Tax Effects of Participation in Option Plans" below. The closing price of the Common Stock on the Nasdaq-NMS on December 22, 1997 was $8.9375.

     The affirmative vote of a majority of the Common Stock represented at the Meeting and entitled to vote is required for approval of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PHAR-MOR DIRECTOR STOCK PLAN, AS AMENDED, AND THE AMENDMENT THERETO INCREASING THE NUMBER OF SHARES AVAILABLE UNDER SUCH PLAN FROM

250,000 TO 500,000. UNLESS INDICATED OTHERWISE ON THE PROXY, THE SHARES REPRESENTED THEREBY WILL BE VOTED FOR APPROVAL OF THE PHAR-MOR DIRECTOR STOCK PLAN, AS AMENDED, AND THE AMENDMENT THERETO.

                              PROPOSAL NUMBER FOUR

          APPROVAL OF THE PHAR-MOR, INC. 1996 DIRECTOR RETIREMENT PLAN

     The Board believes that the long term growth of the Company can be promoted by offering long-term incentives to the Company's directors and by attracting and retaining highly qualified and capable directors. The Phar-Mor Director Retirement Plan is designed to achieve this goal. The Phar-Mor Director Retirement Plan was approved by the Board on May 14, 1996, subject to shareholder ratification and approval. A description of the material terms of the Phar-Mor Director Retirement Plan follows. This description is qualified in its entirety by reference to the complete Phar-Mor Director Retirement Plan, which is attached hereto as Appendix C and is incorporated herein by reference.

     The Phar-Mor Director Retirement Plan awards certain deferred compensation to any Eligible Director. Under the Phar-Mor Director Retirement Plan, the Company will establish a retirement share account for each Eligible Director which is credited annually by that number of shares of Common Stock whose aggregate fair market value on a date specified under the Phar-Mor Director Retirement Plan equals the amount of the then current annual retainer payable to such Eligible Director, or such other amount as may be determined by resolution of the Compensation Committee of the Board. The award is not in the form of actual shares of Common Stock, and no shares of Common Stock will be set aside for the benefit of Eligible Directors under the Phar-Mor Director Retirement Plan. The number of shares in each retirement account is subject to adjustment for dilution and otherwise as set forth in the Phar-Mor Director Retirement Plan.

     Awards made under the Phar-Mor Director Retirement Plan are payable solely in cash upon the effective date of the first to occur of: (1) the Eligible Director's resignation from the Board; (2) the Eligible Director's failure to be elected or re-elected to the Board; (3) the retirement of the Eligible Director from the Board; or (4) death or permanent disability of the Eligible Director. The amount of the payment will be calculated based upon the fair market value of the shares of retirement stock recorded in the Eligible Director's retirement account (including all accrued cash dividends) as of the date of distribution. As of October 1, 1997, in accordance with the Phar-Mor Director Retirement Plan, the retirement accounts of Messrs. Levy and Osterman were each credited with 3,652.968 shares of Common Stock and the retirement accounts of Messrs. Butler and Estrin were each credited with 7,703.60 shares of Common Stock. In connection with the resignation of Messrs. Hopkins and McCarthy as directors of the Company on October 7, 1997, the vesting of the shares of Common Stock in each such director's retirement account was accelerated and each of Messrs. Hopkins and McCarthy received $52,918.20 for the 7,703.60 shares of Common Stock in each of their retirement accounts on the effective date of their resignations. See "Certain Relationships and Related Transactions -- Transactions with Messrs. Hopkins and McCarthy."

     The affirmative vote of a majority of the Common Stock represented at the Meeting and entitled to vote is required for approval of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PHAR-MOR DIRECTOR RETIREMENT PLAN. UNLESS INDICATED OTHERWISE ON THE PROXY, THE SHARES REPRESENTED THEREBY WILL BE VOTED FOR APPROVAL OF THE PHAR-MOR DIRECTOR RETIREMENT PLAN.

                              PROPOSAL NUMBER FIVE

                       APPROVAL OF THE AMENDMENTS TO THE
         PHAR-MOR, INC. 1995 AMENDED AND RESTATED STOCK INCENTIVE PLAN

     The Board believes that it is desirable and in the best interest of the Company for options to purchase the Company's Common Stock to be granted to employees at all levels of the Company. In order to implement the grant of options heretofore granted to the senior executives of the Company under the Phar-Mor Stock Incentive

Plan as well as to allow flexibility for future option grants to key employees of the Company pursuant to the Phar-Mor Stock Incentive Plan, it is necessary to increase the number of shares available under the Phar-Mor Stock Incentive Plan from 913,333 to 3.5 million shares. Amendments to the Phar-Mor Stock Incentive Plan increasing the number of shares available under such plan from 913,333 to
1.75 million shares, from 1.75 million shares to 2.5 million shares and from 2.5 million shares to 3.5 million shares, were approved by the Board, subject to shareholder ratification and approval, on June 5, 1997, September 25, 1997 and November 18, 1997, respectively.

     For a discussion of the tax effects of options granted under the Phar-Mor Stock Incentive Plan see "Tax Effects of Participation in Option Plans" below. For a description of the material terms of the Phar-Mor Stock Incentive Plan see "Executive Compensation Plans -- Phar-Mor, Inc. Amended and Restated Stock Incentive Plan."

     The affirmative vote of a majority of the Common Stock represented at the Meeting and entitled to vote is required for approval of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENTS TO THE PHAR-MOR STOCK INCENTIVE PLAN. UNLESS INDICATED OTHERWISE ON THE PROXY, THE SHARES REPRESENTED THEREBY WILL BE VOTED FOR APPROVAL OF THE AMENDMENTS TO THE PHAR-MOR STOCK INCENTIVE PLAN.

                              PROPOSAL NUMBER SIX

          APPROVAL OF THE PHAR-MOR, INC. EMPLOYEE STOCK PURCHASE PLAN

     The Board believes that participation in the ownership of the Company is of benefit both to its employees and the Company. The Phar-Mor, Inc. Employee Stock Purchase Plan (the "Phar-Mor Employee Stock Purchase Plan") is intended to provide a convenient, low cost method whereby eligible employees of the Company and its subsidiaries will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock. The Phar-Mor Employee Stock Purchase Plan will allow up to 500,000 shares of Common Stock to be purchased by eligible employees of the Company or any of its subsidiaries. The Phar-Mor Employee Stock Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code. The Phar-Mor Employee Stock Purchase Plan was approved by the Board on May 14, 1996, subject to shareholder ratification and approval. A description of the material terms of the Phar-Mor Employee Stock Purchase Plan follows. This description is qualified in its entirety by reference to the complete Phar-Mor Employee Stock Purchase Plan, which is attached hereto as Appendix D and is incorporated herein by reference.

     Any employee of the Company or any of its subsidiaries who is not a 5% shareholder of the Company or any of its subsidiaries and (i) is in the employ of the Company or any of its subsidiaries on the date options are granted to employees under the plan, (ii) has been so employed for at least 90 days prior to such date, and (iii) is customarily employed for more than 20 hours per week and for more that 5 months per calendar year during such employment is eligible to participate in the Phar-Mor Employee Stock Purchase Plan. Notwithstanding the foregoing, no one shall be granted a right to purchase any shares of Common Stock under the plan that permits his or her rights to purchase shares of Common Stock under all "employee stock purchase plans" of the Company and its subsidiaries (or its parent within the meaning of 423(e) of the Code) to accrue at a rate that exceeds $25,000 of the fair market value of such shares (determined at the time such right to purchase is granted) for each calendar year in which such right to purchase is outstanding at any time (as interpreted and applied in accordance with Section 423(b) (8) of the Code).

     The stock offered under the Phar-Mor Employee Stock Purchase Plan consists of shares of the Company's Common Stock which are authorized and unissued shares issued and held by the Company as treasury stock, or shares purchased on the open market, as may be determined from time to time by the Board.

     The Phar-Mor Employee Stock Purchase Plan grants to each eligible employee an option, on January 1, April 1, July 1 and October 1, to purchase shares of Common Stock on the last business day of the corresponding calendar quarter. The price paid is 90% of the closing price of the Common Stock on the Nasdaq-NMS on the last business day of the calendar quarter. The purchase price will be paid by payroll deductions of fixed dollar amounts of between $10 and $100 each pay period, not to exceed 10% of the participant's regular straight time salary or earnings.

     The Board may amend the plan at any time and for any reason, provided, however, that no such amendment shall be effective without the approval of the shareholders of the Company if the amendment (a) increases the number of shares of Common Stock to be offered under the plan (except pursuant to a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the capital structure of the Company) or (b) decreases the purchase price per share or if such approval is required to meet the requirements of the Code or the SEC.

     The Phar-Mor Employee Stock Purchase Plan is administered by the Board (or the Compensation Committee), which may engage a qualified stock brokerage or other financial services firm to assist in the administration of the plan. The Board is vested with full authority and discretion to (i) administer, construe, and interpret the plan, (ii) define the terms of the plan, (iii) prescribe, amend and rescind rules and regulations for the plan, (iv) correct any defect, supply any omission or reconcile any inconsistency in the plan, and (v) make all legal and factual determinations necessary or advisable for the administration of the plan.

     The Phar-Mor Employee Stock Purchase Plan will terminate at the earliest to occur of the following: (i) July 1, 2002; (ii) the date of the filing of a statement of intent to dissolve by the Company or the effective date of a merger or consolidation wherein the Company is not to be the surviving corporation, which merger or consolidation is not between or among a corporation related to the Company; (iii) the date the Board acts to terminate the plan; or (iv) the date when all of the shares of Common Stock that were reserved for issuance under the plan have been purchased.

     Participation in the Phar-Mor Employee Stock Purchase Plan is voluntary and is dependent upon each eligible employee's election to participate and such employee's determination as to the level of payroll deductions. Accordingly, future purchases under the Phar-Mor Employee Stock Purchase Plan are not determinable.

     The affirmative vote of a majority of the Common Stock represented at the Meeting and entitled to vote is required for approval of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PHAR-MOR EMPLOYEE STOCK PURCHASE PLAN. UNLESS INDICATED OTHERWISE ON THE PROXY, THE SHARES REPRESENTED THEREBY WILL BE VOTED FOR APPROVAL OF THE PHAR-MOR EMPLOYEE STOCK PURCHASE PLAN.

                  TAX EFFECTS OF PARTICIPATION IN OPTION PLANS

     The Phar Mor Director Stock Plan provides for the grant of non-qualified stock options which are not intended to meet the requirements of Section 422 of the Code. The Phar-Mor Stock Incentive Plan permits the grant of either non-qualified stock options or incentive stock options which are intended to satisfy the requirements of Section 422 of the Code.

     Incentive Stock Options. Except as provided below with respect to the alternative minimum tax, the optionee will not recognize taxable income upon the grant or exercise of an incentive stock option. If the optionee holds the shares received pursuant to the exercise of the option for at least one year after the date of exercise and for at least two years after the date the option is granted, the optionee will recognize either mid-term capital gain or long-term capital loss upon the disposition of the Common Stock measured by the difference between the option exercise price (the Common Stock's basis) and the amount received for such shares upon disposition. If the optionee holds the shares received pursuant to the exercise of the option for at least 18 months after the date of exercise and for at least two years after the date the option is granted, the optionee will recognize long-term capital gain or loss upon the disposition of the Common Stock measured by the difference between the option exercise price (the Common Stock's basis) and the amount received for such shares upon disposition.

     In the event that the optionee disposes of the Common Stock prior to the expiration of the required holding periods (a 'disqualifying disposition'), the optionee generally will realize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the Common Stock at the date of the option exercise or the sale price of the Common Stock. The basis in the Common Stock acquired upon exercise of the option will equal the amount of income recognized by the optionee plus the option exercise price. Upon eventual disposition of the Common Stock, the optionee will recognize either short-term, mid-term or long-term capital gain or short-term or long-term capital loss, depending on the holding period of the Common Stock and the difference between the amount realized by the optionee upon disposition of the Common Stock and the optionee's basis in the Common Stock.

     For alternative minimum tax purposes, the excess of the fair market value of Common Stock on the date of the exercise of the incentive stock option over the exercise price of the option is included in alternative minimum taxable income. If the alternative minimum tax applies to the optionee, an alternative minimum tax credit may reduce the regular tax upon eventual disposition of the Common Stock.

     The Company will not be allowed an income tax deduction upon the grant or exercise of an incentive stock option. Upon a disqualifying disposition by the optionee of shares acquired upon exercise of the incentive stock option, the Company will be allowed a deduction in an amount equal to the ordinary income recognized by the optionee.

     Nonqualified Stock Options. As in the case of incentive stock options, no income is recognized by the optionee on the grant of a nonqualified stock option. On the exercise by an optionee of a nonqualified option, generally the excess of the fair market value of the Common Stock when the option is exercised over its cost to the optionee will be (a) taxable to the optionee as ordinary income and (b) generally deductible for income tax purposes by the Company.

     The optionee's tax basis in Common Stock received upon exercise of nonqualified stock options will equal his cost for the Common Stock plus the amount of ordinary income the optionee had to recognize with respect to the nonqualified stock option. Accordingly, upon a subsequent disposition of Common Stock acquired upon the exercise of a nonqualified stock option, the optionee will recognize short-term, mid-term or long-term capital gain or loss, depending upon the holding period of the Common Stock equal to the difference between the amount realized upon disposition of the Common Stock by the optionee and the optionee's basis in the Common Stock.

     For all options, different tax rules may apply if the optionee is subject to Section 16 of the Exchange Act.

                               NEW PLAN BENEFITS

     It is not possible to state the individuals who will receive grants of stock options or other rights in the future under the Phar-Mor Director Stock Plan, the Phar-Mor Director Retirement Plan, the Phar-Mor Stock Incentive Plan nor the amount of options or rights which will be granted thereunder. Nor is it possible to state the individuals who will purchase shares of Common Stock under the Phar-Mor Employee Stock Purchase Plan, or the amount of such purchases. The following table provides information with respect to options and rights granted through December 23, 1997 under the Phar-Mor Director Stock Plan, the Phar-Mor Director Retirement Plan, the Phar-Mor Stock Incentive Plan and purchases made under the Phar-Mor Employee Stock Purchase Plan through December 23, 1997. See "Proposal Number Three," "Proposal Number Four," "Proposal Number Five" and "Proposal Number Six" above for a description of the options and rights which are provided for under such plans.

                                                                                                        PHAR-MOR
                                    PHAR-MOR DIRECTOR     PHAR-MOR DIRECTOR      PHAR-MOR STOCK      EMPLOYEE STOCK
                                        STOCK PLAN         RETIREMENT PLAN       INCENTIVE PLAN       PURCHASE PLAN
                                    ------------------   -------------------   ------------------   -----------------
                                    DOLLAR               DOLLAR                DOLLAR               DOLLAR
                                    VALUE    NUMBER OF   VALUE      NUMBER     VALUE    NUMBER OF   VALUE     NUMBER
        NAME AND POSITION           ($)(1)     UNITS     ($)(1)    OF UNITS    ($)(1)     UNITS      ($)     OF UNITS
----------------------------------  ------   ---------   ------   ----------   ------   ---------   ------   --------
Robert Haft.......................             10,000(2)   --         --         --      256,250(4)   --        --
  Former Chairman and CEO
M. David Schwartz.................    --           --      --         --         --      175,000(7)   --        --
  President and Chief Operating
    Officer
Michael K. Spear..................    --           --      --         --         --      100,000(9)   --        --
  Former Senior Vice President --
  Marketing & Merchandising
Warren E. Jeffery.................    --           --      --         --         --      100,000(3)   --        --
  Senior Vice President -- Store
  and Pharmacy Operations
John R. Ficarro...................    --           --      --         --         --       15,000(8)   --        --
  Senior Vice President, CAO and
  General Counsel
Current Executive Officers as a...    --       40,000      --     15,407.20      --      315,000(6)   --        --
  Group (5)
Current Directors as a Group......    --       40,000      --      7,305.936     --           --      --        --
  (excluding Executive Officers)
Employees as a Group..............    --           --      --         --         --           --      --        --
  (excluding Executive Officers)

---------------

(1) The dollar value of the options is equal to the difference between the exercise price of the options granted and the market value of the Company's Common Stock as of the date of exercise. Accordingly, such dollar value is not readily ascertainable.

(2) Mr. Haft was granted an option to purchase 5,000 shares of Common Stock on October 3, 1995 at an exercise price of $7.06 per share and an option to purchase 5,000 shares of Common Stock on October 1, 1996 at an exercise price of $6.1719 per share. Options granted under the Phar-Mor Director Stock Plan vest immediately upon grant and have a term of five years.

(3) Options to purchase 50,000 shares were granted as of September 11, 1995 at an exercise price of $8.00 per share with a term of seven years, and are exercisable as to one-fifth on the date of grant and as to one-fifth additionally on the first, second, third and fourth anniversaries thereof. Options to purchase an additional 50,000 shares were granted as of June 5, 1997 at an exercise price of $5.4375 per share with a term of seven years, that are exercisable as to one-third on June 5, 1997 and as to one-third additionally on the first and second anniversaries thereof.

(4) Options to purchase the shares indicated in the table were granted as of September 11, 1995 at an exercise price of $8.00 per share with a term of seven years, and are exercisable as to one-fifth on the date of grant and as to one-fifth additionally on the first, second, third and fourth anniversaries thereof. Does not include options to purchase 125,000 shares that were granted as of June 5, 1997 at an exercise price of $5.4375 per share with a term of seven years, that are exercisable as to one-third on June 5, 1997 and as to one-third additionally on the first and second anniversaries thereof. The grant of the options for 125,000 shares is subject to shareholder approval of a proposed increase of available shares under the Phar-Mor Stock Incentive Plan. See "Proposal Number Five."

(5) Includes Messrs. Butler, Estrin and Mr. Sankar Krishnan, the Chief Financial Officer of the Company, and excludes Messrs. Spear, O'Leary and Haft.

(6) Includes options to purchase 25,000 shares that were granted to Mr. Krishnan as of September 11, 1995 at an exercise price of $8.00 per share with a term of seven years, and are exercisable as to one-fifth on the date of grant and as to one-fifth additionally on the first, second, third and fourth anniversaries thereof. Does not include options to purchase 75,000 shares that were granted to Mr. Krishnan as of June 5, 1997 at an exercise price of $5.4375 per share with a term of seven years, that are exercisable as to one-third on June 5, 1997 and as to one-third additionally on the first and second anniversaries thereof. The grant of the options for 75,000 shares is subject to shareholder approval of a proposed increase of available shares under the Phar-Mor Stock Incentive Plan. See "Proposal Number Five." Does not include options to purchase 200,000 shares of Common Stock granted to each of Messrs. Butler and Estrin as of October 1, 1997 at an exercise price of $6.84375 per share with a term of seven years, that are exercisable as to one-third on October 1, 1997 and as to one-third additionally on the first and second anniversaries thereof. The grant of each of these options for 200,000 shares is subject to shareholder approval of a proposed increase of available shares under the Phar-Mor Stock Incentive Plan. See "Proposal Number Five." See also footnotes 3, 7 and 8.

(7) Options to purchase the shares indicated in the table were granted as of September 11, 1995 at an exercise price of $8.00 per share with a term of seven years, and are exercisable as to one-fifth on the date of grant and as to one-fifth additionally on the first, second, third and fourth anniversaries thereof. Does not include options to purchase 100,000 shares that were granted as of June 5, 1997 at an exercise price of $5.4375 per share with a term of seven years, that are exercisable as to one-third on June 5, 1997 and as to one-third additionally on the first and second anniversaries thereof. The grant of the options for 100,000 shares is subject to shareholder approval of a proposed increase of available shares under the Phar-Mor Stock Incentive Plan. See "Proposal Number Five."

(8) Options to purchase the shares indicated in the table were granted as of September 11, 1995 at an exercise price of $8.00 per share with a term of seven years, and are exercisable as to one-fifth on the date of grant and as to one-fifth additionally on the first, second, third and fourth anniversaries thereof. Does not include options to purchase 75,000 shares that were granted as of June 5, 1997 at an exercise price of $5.4375 per share with a term of seven years, that are exercisable as to one-third on June 5, 1997 and as to one-third additionally on the first and second anniversaries thereof. The grant of the options for 75,000 shares is subject to shareholder approval of a proposed increase of available shares under the Phar-Mor Stock Incentive Plan. See "Proposal Number Five."

(9) Includes options to purchase 50,000 shares of Common Stock granted to Mr. Spear at an exercise price of $7.625 on May 14, 1996 and options to purchase 50,000 shares of Common Stock granted to Mr. Spear at an exercise price of $6.50 per share on July 8, 1997.

                               PROPOSAL NUMBER SEVEN

          RATIFICATION OF THE SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Upon recommendation of the Audit Committee, the Board proposes and recommends that the shareholders ratify the selection of the firm Deloitte & Touche LLP, which served as the Company's independent public accountants during Fiscal Year 1997, to serve as independent public accountants of the Company for Fiscal Year 1998. Unless otherwise directed by the shareholders, proxies will be voted for approval of the selection of Deloitte & Touche LLP as the independent public accountants for the Company for Fiscal Year 1998. A representative of Deloitte & Touche LLP will attend the Meeting, and will have an opportunity to make a statement if he or she so desires and to respond to appropriate questions.

     The affirmative vote of a majority of the Common Stock represented at the Meeting and entitled to vote is required for approval of the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR 1998. UNLESS INDICATED OTHERWISE ON THE PROXY, THE SHARES REPRESENTED THEREBY WILL BE VOTED FOR THIS PROPOSAL.

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

     Any proposal of a shareholder intended to be presented at the Company's next annual meeting scheduled to be held in November 1998 must be received by the Company a reasonable time before the solicitation is made in order to be included in the Company's proxy statement and form of proxy relating to that meeting. In addition, the Bylaws provide that any shareholders wishing to make a nomination for director or wishing to introduce a proposal with respect to other business at the next annual meeting must give advance written notice to the Company that must meet certain other requirements set forth in the Bylaws. Shareholder proposals regarding shareholder business other than nominations for director must be delivered to or mailed and received at the principal executive offices to the Company not less than 50 days prior to the next annual meeting, except that if less than 60 days' notice of the date of the meeting is given or made to shareholders, advance written notice must be so received by the Company not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed. Notice of a shareholder's intent to nominate a director at the next annual meeting must be delivered to the Secretary of the Company not less than 90 days prior to the meeting or in lieu of delivery to the Secretary of the Company, the notice may be mailed to the Company by certified mail, return receipt requested, but shall be deemed to have been given only upon actual receipt by the Secretary of the Company. A copy of the Bylaws may be obtained from the Secretary of the Company.

                                 MISCELLANEOUS

     The Company will bear all of the costs of the solicitation of proxies for use at the Meeting. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by directors, officers and employees of the Company, who will undertake such activities without additional compensation. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to the beneficial owners of Common Stock held of record by such persons and entities and will be reimbursed for their reasonable expenses incurred in connection with forwarding such material.

     Shareholders who do not expect to attend in person are urged to sign, date and return the enclosed proxy in the envelope provided. In order to avoid unnecessary expense, we ask your cooperation in mailing your proxy promptly, no matter how large or how small your holdings may be. As of the date of this Proxy Statement, management had no knowledge of any business, other than that described herein, which will be presented for consideration at the Meeting. In the event any other business is properly presented at the Meeting, it is intended that the persons named in the enclosed proxy will have authority to vote such proxy in accordance with their judgment on such business.

By Order of the Board of Directors,

/s/ John R. Ficarro

John R. Ficarro
Secretary

                                   APPENDIX A

                                  AMENDMENT TO
                 RESTATED ARTICLES OF INCORPORATION, AS AMENDED

     TENTH. The Board of Directors shall be divided into three (3) classes in respect of term of office, designated Class I, Class II and Class III. Each class shall contain one-third (1/3) of the entire Board of Directors, or such other number that will cause all three (3) classes to be as nearly equal in number as possible, with the terms of office of one class expiring each year. Class I directors shall serve until the annual meeting of shareholders to be held in November 1998; Class II directors shall serve until the annual meeting of shareholders to be held in 1999; and Class III directors shall serve until the annual meeting of shareholders to be held in 2000; provided that in each case, directors shall continue to serve until their successors shall be elected and shall qualify or until their earlier death, resignation or removal. Commencing with the February 1998 meeting, one (1) class of directors shall be elected to serve until the annual meeting of shareholders held three (3) years next following and until their successors shall be elected and shall qualify or until their earlier death, resignation or removal. No decrease in the number of directors shall have the effect of shortening the term of office of any incumbent director. Any increase or decrease in the number of directors shall be apportioned among the classes so as to make all classes as nearly equal in number as possible.

                                   APPENDIX B

                                 PHAR-MOR, INC.
                      1995 DIRECTOR STOCK PLAN, AS AMENDED

                        ARTICLE I -- PURPOSE OF THE PLAN

     The purpose of the Phar-Mor, Inc. 1995 Director Stock Plan is to promote the long-term growth of Phar-Mor, Inc. (hereinafter sometimes referred to as the "Corporation") by increasing the proprietary interest of Directors in Phar-Mar, Inc. and to attract and retain highly qualified and capable Directors.

                           ARTICLE II -- DEFINITIONS

     Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

     2.1 "ANNUAL RETAINER" means the annual cash retainer fee payable by the Corporation to a Director for services as a director of the Corporation, as such amount may be changed from time to time.

     2.2 "AWARD" means an award granted to a Director under the Plan in the form of Options or Shares, or any combination thereof.

     2.3  "BOARD"  means the Board of Directors of Phar-Mor, Inc.

     2.4  "CORPORATION"  means Phar-Mor, Inc.

     2.5  "DIRECTOR"  means a director of the Corporation.

     2.6 "FAIR MARKET VALUE" means, with respect to any date, the average between the highest and lowest sale prices per Share on the Nasdaq Stock Market on such date, provided that if there shall be no sale of Shares reported on such date, the Fair Market Value of a Share on such date shall be deemed to be equal to the average between the highest and lowest sale prices per Share on the Nasdaq Stock Market for the last preceding date on which sales of Shares were reported.

     2.7 "OPTION" means an option to purchase Shares award under Article VIII or IX which does not meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, or any successor law.

     2.8 "OPTION GRANT DATE" means the date upon which an Option is granted to a Director.

     2.9 "OPTIONEE" means a Director of the Corporation to whom an Option has been granted or, in the event of such Director's death prior to the expiration of an Option, such Director's executor, administrator, beneficiary or similar person, or, in the event of a transfer permitted by Article VII hereof, such permitted transferee.

     2.10 "PLAN" means the Phar-Mor, Inc. 1995 Director Stock Plan, as amended and restated from time to time.

     2.11 "SHARES" means shares of the Common Stock, par value $.01 per share, of the Corporation.

     2.12 "STOCK AWARD DATE" means the date on which Shares are awarded to a Director.

     2.13 "STOCK OPTION AGREEMENT" means a written agreement between a Director and the Corporation evidencing an Option.

                   ARTICLE III -- ADMINISTRATION OF THE PLAN

     3.1 ADMINISTRATOR OF THE PLAN. The Plan shall be administered by the Compensation Committee of the Board ("COMMITTEE").

     3.2 AUTHORITY OF COMMITTEE. The Committee shall have full power and authority to: (i) interpret and construe the Plan and adopt such rules and regulations as it shall deem necessary and advisable to implement and administer the Plan, and (ii) designate persons other than members of the Committee to carry out its responsibilities, subject to such limitations, restrictions and conditions as it may prescribe, such determinations to be made in accordance with the Committee's best business judgment as to the best interests of the Corporation and its stockholders and in accordance with the purposes of the Plan. The Committee may delegate administrative duties under the Plan to one or more agents as it shall deem necessary or advisable.

     3.3 DETERMINATIONS OF COMMITTEE. A majority of the Committee shall constitute a quorum at any meeting of the Committee, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or a meeting of the Committee by a written consent signed by all members of the Committee.

     3.4 EFFECT OF COMMITTEE DETERMINATIONS. No member of the Committee or the Board shall be personally liable for any action or determination made in good faith with respect to the Plan or any Award or to any settlement of any dispute between a Director and the Corporation. Any decision or action taken by the Committee or the Board with respect to an Award or the administration or interpretation of the Plan shall be conclusive and binding upon all persons.

                      ARTICLE IV -- AWARDS UNDER THE PLAN

     Awards in the form of Options shall be granted to Directors in accordance with Article VIII. Deferred Contingent Shares may be granted to Directors in accordance with Article IX. Each Option granted under the Plan shall be evidenced by a Stock Option Agreement.

                            ARTICLE V -- ELIGIBILITY

     Directors of the Corporation shall be eligible to participate in the Plan in accordance with Articles VIII and IX.

                    ARTICLE VI -- SHARES SUBJECT TO THE PLAN

     Subject to adjustment as provided in Article XII, the aggregate number of Shares which may be issued upon the award of Shares and the exercise of Options shall not exceed 500,000 Shares. To the extent that Shares subject to an outstanding Option are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such Option or by reason of the delivery of Shares (either actually or by attestation) to pay all or a portion of the exercise price of such Option, then such Shares shall again be available under the Plan.

                 ARTICLE VII -- NON-TRANSFERABILITY OF OPTIONS

     All options granted under the Plan shall not be transferable by a Director during his or her lifetime and may not be assigned, exchanged, pledged, transferred or otherwise encumbered or disposed of except by court order, will or by the laws of descent and distribution. Notwithstanding the foregoing, in the event Options may be transferable without failing to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), then each Option shall be transferable to the extent set forth in the related Stock Option Agreement, as determined by the Committee (provided that all Options granted under Article VIII with the same Option Grant Date shall have identical provisions relating to the transferability of such Options). In the event that any Option is thereafter transferred as permitted by the preceding sentence, the permitted transferee thereof shall be deemed the Optionee hereunder. Options shall be exercisable during the Optionee's lifetime only by the Optionee or by the Optionee's guardian, legal representative or similar person.

                            ARTICLE VIII -- OPTIONS

     Each Director shall be granted Options, subject to the following terms and conditions:

     8.1 TIME OF GRANT. On the first business day of October of each year (or, if later, on the date on which a person is first elected or begins to serve as a Director), each person who is a Director shall be granted an Option to purchase 10,000 Shares (which number shall be pro-rated if such Director is first elected or begins to serve as a Director on a date other than the date of an annual meeting of stockholders).

     8.2 PURCHASE PRICE. The purchase price per Share under each Option granted pursuant to this Article shall be 100% of the Fair Market Value per Share on the Option Grant Date.

     8.3 EXERCISE OF OPTIONS. Each Option shall be fully exercisable on and after the Option Grant Date. In no event shall the period of time over which the Option may be exercised exceed ten years from the Option Grant Date. An Option, or portion thereof, may be exercised in whole or in part only with respect to whole Shares.

     Shares shall be issued to the Optionee pursuant to the exercise of an Option only upon receipt by the Corporation from the Optionee of payment in full either in cash or by surrendering (or attesting to the ownership of) Shares together with proof acceptable to the Committee that such Shares have been owned by the Optionee for at least six (6) months prior to the date of exercise of the Option, or a combination of cash and Shares, in an amount or having a combined value equal to the aggregate purchase price for the Shares subject to the Option or portion thereof being exercised. The Shares issued to an Optionee for the portion of any Option exercised by attesting to the ownership of Shares shall not exceed the number of Shares issuable as a result of such exercise (determined as though payment in full therefor were being made in cash) less the number of Shares for which attestation of ownership is submitted. The value of owned Shares submitted (directly or by attestation) in full or partial payment for the Shares purchased upon exercise of an Option shall be equal to the aggregate Fair Market Value of such owned Shares on the date of the exercise of such Option.

          ARTICLE IX -- ELECTION TO RECEIVE CONTINGENT DEFERRED SHARES

     9.1 ELECTION PROCEDURES. On the first business day of October of each year, Shares shall be identified pursuant to this Article as being for the contingent benefit of each Director who, at least six (6) months prior thereto, files with the Committee or its designee a written election to receive a contingent deferred right to such Shares in lieu of all or a portion of such Director's Annual Retainer. In the event a Director does not file a written election in accordance with the preceding sentence by reason of becoming a Director after the date which is six (6) months prior to the first business day of October in any year, Shares shall be identified as being for the contingent benefit of such director as of the first day (the "EFFECTIVE DATE") which is six
(6) months after the date such Director files with the Committee or its designee a written election to receive Shares in lieu of all or a portion of such Director's Annual Retainer; provided, however, that such an election may apply only to the portion of such Director's Annual Retainer determined by multiplying such Director's Annual Retainer by a fraction, the numerator of which is the number of days from and including the Effective Date to and including the last day of the period for which such Annual Retainer would otherwise be payable, and the denominator of which is 365 or 366, as the case may be. An election pursuant to the first sentence of this Section 9.1 may be revoked or changed only on or prior to the date which is six (6) months prior to the first business day of the following October. An election pursuant to the second sentence of this Section
9.1 shall be irrevocable.

     9.2 TERM OF DEFERRAL. Receipt of Shares subject to a Director election made pursuant to Section 9.1 shall be deferred until such Director's retirement, resignation, disability, death, or termination (other than termination resulting in forfeiture as described in Section 9.8) , or in the event of emergency or necessity, as hereinafter provided.

     9.3 ACCOUNTING. The Committee shall cause records to be kept in the name of each Director electing to participate pursuant to Section 9.1 which shall reflect the number of contingent Shares deferred by that Director.

     9.4 CONTINGENCY. Until and except to the extent that deferred Shares hereunder are distributed to or vested in the Directors or beneficiaries from time to time in accordance with orders of the Committee, the interest of each Director and beneficiary therein is contingent only and is subject to forfeiture as provided in Section 9.8. Title to and beneficial ownership of the Shares, which the Corporation will identify as subject to its contingent obligation hereunder, shall at all times remain in the Corporation; and no Director or beneficiary shall under any circumstances acquire any property interest in any specific assets of the Corporation.

     9.5  METHOD OF PAYMENT.

     (a) In order to meet its contingent Share obligation hereunder, the Corporation shall each year set aside Shares in an amount equal to the total amounts deferred for such year under this Article IX.

     (b) In the event of vesting, or upon the retirement, resignation, disability death or termination (other than termination resulting in forfeiture as described in Section 9.8) of a Director, the number of contingent deferred Shares payable to such Director or his beneficiary shall be determined as of that date. If the Committee, in the exercise of its discretion provided in
Section 9.6, determines to make installment distributions of such amount, the Corporation shall continue to set aside Shares in an amount equal to the unpaid balance of such obligation to pay Shares.

     9.6 METHOD OF DISTRIBUTION. The Committee shall from time to time determine the time and manner of making distributions of contingent deferred Shares in case of the retirement, resignation, disability, or death of a Director or in the event of an emergency or necessity affecting the personal or family affairs of any Director or beneficiary of a deceased Director by such methods as it shall find appropriate for providing incentive to Directors for their continued service on behalf of the Corporation. Commencement of distribution in each case may be deferred by the Committee, but (subject to Section 9.8) not beyond one year after the retirement, disability or death of the Director or, in the case of a Director who shall have resigned, not beyond one year after such director reaches the age of 65 or incurs a disability or dies. In the case of a Director's death before distribution is completed, the balance may be distributed in a lump sum or on an installment basis as the Committee may determine.

     9.7 DESIGNATION OF BENEFICIARIES. Each Director shall have the right to designate beneficiaries who are to succeed to such Director's contingent right to receive future payments hereunder in the event of death. In case of the failure of a Director to make a designation or the death of a designated beneficiary without the Director having designated a successor, distribution shall be made to the Director's estate. No designation of beneficiaries shall be valid unless it is in writing, signed by the Director, dated, and filed with the Committee. Beneficiaries may be changed without the consent of any prior beneficiaries.

     9.8  POSSIBLE FORFEITURE OF SHARES.

     (a) The contingent right of a Director or beneficiary to receive deferred Shares hereunder shall be forfeited upon the occurrence of any one or more of the following events:

          (1) If the Director is discharged for cause by the Corporation or a subsidiary thereof; or

          (2) If the Director shall enter into a business or employment which the Committee determines to be (i) detrimentally competitive with the business of the Corporation or a subsidiary, and (ii) substantially injurious to the Corporation's financial interests;

     (b) The Committee may at any time and from time to time order all or any part of the value of the contingent right of a Director or beneficiary to receive future Shares to be vested and no longer subject to forfeiture, and may order payment of the amounts so vested on dates specified in such orders, if it finds such action appropriate in the circumstances.

     9.9 NUMBER OF SHARES. The number of Shares identified pursuant to this Article shall be the number of whole Shares equal to (i) the portion of the Annual Retainer which the Director has elected pursuant to Section 9.1 to be payable in Shares, divided by (ii) the Fair Market Value per Share on the date stock is identified as contingent deferred stock of the Director (which will occur either on October 1st of the year of election or on the Effective Date, whichever is applicable). Any fraction of a Share shall be disregarded and the remaining amount of such Annual Retainer shall be paid to the Director in cash and shall not be deferred pursuant to this Article.

     9.10  CHARACTERIZATION OF THE RELATIONSHIPS CREATED BY THIS
ARTICLE. Nothing contained herein shall be deemed to create a trust of any kind or create any fiduciary relationship. Shares identified hereunder shall continue for all purposes to be treasury stock held by the Corporation, and no person other than the Corporation shall, by virtue of the provisions of this Article IX, have any interest in such Shares. To the extent that any person acquires a right to receive Shares from the Corporation under this Article IX, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

                     ARTICLE X -- AMENDMENT AND TERMINATION

     The Board may amend the Plan from time to time or terminate the Plan at any time; provided, however, that no action authorized by this Article shall adversely change the terms and conditions of an outstanding Option without the Optionee's consent and, subject to Article XII, the number of Shares subject to an Option granted under Article VIII, the purchase price therefor, the date of grant of any such Option and the termination provisions relating to such Option, shall not be amended more than once every six (6) months, other than to comply with changes in the Internal Revenue Code of 1986, as amended, or any successor law, or the Employee Retirement Income Security Act of 1974, as amended, or any successor law, or the rules and regulations thereunder.

                      ARTICLE XI -- ADJUSTMENT PROVISIONS

     11.1 If the Corporation shall at any time change the number of issued Shares without new consideration to the Corporation (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Shares) or make a distribution of cash or property which has a substantial impact on the value of issued Shares, the total number of Shares reserved for issuance under the Plan shall be appropriately adjusted and the number of Shares covered by each outstanding Option and the purchase price per Share under each outstanding Option and the number of shares underlying Options to be issued annually pursuant to Section 8.1 shall be adjusted so that the aggregate consideration payable to the Corporation and the value of each such Option shall not be changed.

     11.2 Notwithstanding any other provision of the Plan, and without affecting the number of Shares reserved or available hereunder, the Committee shall authorize the issuance, continuance or assumption of outstanding Options or provide for other equitable adjustments after changes in the Shares resulting from any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Corporation is the continuing or surviving corporation, upon such terms and conditions as it may deem necessary to preserve Optionees' rights under the Plan.

     11.3 In the case of any sale of assets, merger, consolidation or combination of the Corporation with or into another corporation other than a transaction in which the Corporation is the continuing or surviving corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), any Optionee who holds an outstanding Option shall have the right (subject to the provisions of the Plan and any limitation applicable to the Option) thereafter and during the terms of the Option, to receive upon exercise thereof the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of Shares which would have been obtained upon exercise of the Option or portion thereof, as the case may be, immediately prior to the Acquisition. The term "ACQUISITION CONSIDERATION" shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one Share of the Corporation upon consummation of an Acquisition.

                         ARTICLE XII -- EFFECTIVE DATE

     The Plan shall be submitted to the stockholders of the Corporation for approval and, if approved by a majority of all the votes cast at the next annual meeting of stockholders, shall become effective as of October 3, 1995. If stockholder approval is not obtained at the next annual meeting of stockholders, the Plan shall be nullified.

                                   APPENDIX C

                                 PHAR-MOR, INC.
                         1996 DIRECTOR RETIREMENT PLAN

                        ARTICLE I -- PURPOSE OF THE PLAN

     The purpose of the Phar-Mor, Inc. 1996 Director Retirement Plan is to promote the long-term growth of Phar-Mor, Inc. (hereinafter sometimes referred to as the "CORPORATION") by offering long-term incentives to Directors in the Corporation and to attract and retain highly qualified and capable Directors.

                           ARTICLE II -- DEFINITIONS

     Unless the context clearly indicates otherwise, the following terms shall have the following meanings:

     2.1 "AWARD" means an award granted to a Director under the Plan in the form of Retirement Shares.

     2.2  "BOARD" means the Board of Directors of Phar-Mor, Inc.

     2.3  "CORPORATION" means Phar-Mor, Inc.

     2.4  "DIRECTOR" means a director of the Corporation.

     2.5 "FAIR MARKET VALUE" means, with respect to any date, the average between the highest and lowest sale prices per Share on the Nasdaq Stock Market on such date, provided that if there shall be no sale of Shares reported on such date, the Fair Market Value of a Share on such date shall be deemed to be equal to the average between the highest and lowest sale prices per Share on the Nasdaq Stock Market for the last preceding date on which sales of Shares were reported.

     2.6 "PLAN" means the Phar-Mor, Inc. 1996 Director Retirement Plan, as amended and restated from time to time.

     2.7  "RETIREMENT SHARES" mean any Shares granted pursuant to Article VI.

     2.8 "SHARES" means shares of the Common Stock, par value $.01 per share, of the Corporation.

     2.9 "TOTAL DISABILITY" means complete and permanent inability by reason of illness or accident to perform the duties of a Director when such disability commenced. All determination as to the date and extent of the disability of any participant shall be made by the Committee, upon the basis of such evidence as the Committee (as defined below) deems necessary and desirable.

                   ARTICLE III -- ADMINISTRATION OF THE PLAN

     3.1 ADMINISTRATOR OF THE PLAN. The Plan shall be administered by the Compensation Committee of the Board ("COMMITTEE").

     3.2 AUTHORITY OF COMMITTEE. The Committee shall have full power and authority to: (i) interpret and construe the Plan and adopt such rules and regulations as it shall deem necessary and advisable to implement and administer the Plan, and (ii) designate persons other than members of the Committee to carry out its responsibilities, subject to such limitations, restrictions and conditions as it may prescribe, such determinations to be made in accordance with the Committee's best business judgment as to the best interests of the Corporation and its stockholders and in accordance with the purposes of the Plan. The Committee may delegate administrative duties under the Plan to one or more agents as it shall deem necessary or advisable.

     3.3 DETERMINATIONS OF COMMITTEE. A majority of the Committee shall constitute a quorum at any meeting of the Committee, and all determinations of the Committee shall be made by a majority of its members. Any determination of the Committee under the Plan may be made without notice or a meeting of the Committee by a written consent signed by all members of the Committee.

     3.4 EFFECT OF COMMITTEE DETERMINATIONS. No member of the Committee or the Board shall be personally liable for any action or determination made in good faith with respect to the Plan or any Award or to any settlement of any dispute between a Director and the Corporation. Any decision or action taken by the Committee or the Board with respect to an Award or the administration or interpretation of the Plan shall be conclusive and binding upon all persons.

                           ARTICLE IV -- ELIGIBILITY

     Directors of the Corporation shall be eligible to participate in the Plan in accordance with Article VI provided they have served as a Director for at least three (3) full years.

                         ARTICLE V -- RETIREMENT SHARES

     Awards under this Plan shall be granted to a participant in the form of Retirement Shares, which shall be credited to a Retirement Share Account to be maintained for such participant. Each Retirement Share shall be deemed to be equivalent in value to one Share. The award of Retirement Shares under the Plan shall not entitle the recipient to any dividend or voting rights or any other rights of a stockholder with respect to such Retirement Shares.

     The maximum number of Retirement Shares that may be awarded under the Plan shall not exceed an aggregate of 100,000 Retirement Shares. If any Retirement Shares awarded under the Plan shall be forfeited or canceled, such Retirement Shares may again be awarded under the Plan.

     The Committee may in its sole discretion substitute other forms of awards (such as restricted stock) for Retirement Shares. Notwithstanding the foregoing provisions of this section, the Committee shall not substitute any other form of award for Retirement Shares unless, in the opinion of the Committee, such substitution would not result in any significant increase in the cost of the Plan to the Corporation, or otherwise adversely affect it.

                   ARTICLE VI -- TIME OF GRANT OF RETIREMENT
                 SHARES AND NUMBER OF RETIREMENT SHARES GRANTED

     On the first business day of October of each year, each Director shall become entitled to Retirement Shares in the manner set forth below under Article VII, with the amount of such Retirement Shares equal to (i) the Director's Annual Retainer, divided by (ii) the Fair Market Value per Share on the date such Retirement Shares are granted. If a Director is first elected or begins serving on a date other than the date of an annual meeting of stockholders, such Director shall become entitled to a pro-rated portion of the amount of Retirement Shares described above, with such pro ration based on the period of time remaining before the first business day of the first October following that date. Any fraction of a Retirement Share calculated pursuant to this Article shall be disregarded.

        ARTICLE VII -- TIMING AND RIGHT TO PAYMENT OF RETIREMENT SHARES

     A Director shall have no right to receive payment for any part of his or her Retirement Shares until such Director's (a) retirement from the Board after having served at least three (3) full years as a Director; (b) death; (c) or Total Disability. If such Director leaves the Corporation prior to the occurrence of all of the above events, such Director's Retirement Shares shall be forfeited.

     The Committee may, if in the opinion of the Committee circumstances warrant such action, approve payment of any or all of Retirement Shares which would otherwise be forfeited as a result of a participant failing to remain as a Director for the required period.

                        ARTICLE VIII -- FORM OF PAYMENT

     Payments shall be made to the holder of Retirement Shares wholly in cash or wholly in an equal number of Shares, or partly in cash and partly in Shares in such proportion as the Committee deems appropriate. Shares issued upon payment of Retirement Shares may be either treasury Shares, or authorized and unissued Shares, or both.

     Payment in respect of Retirement Shares shall be made as soon as practicable after the event which determines a Director's right to receive such payment provided, however, that before the grant of any award a Director may elect that the payment of his Retirement Shares should be made in a specified number of installments.

                   ARTICLE IX -- DESIGNATION OF BENEFICIARIES

     Each Director shall have the right to designate beneficiaries who are to succeed to such Director's contingent right to receive future payments hereunder in the event of death. In case of the failure of a Director to make a designation or the death of a designated beneficiary without the Director having designated a successor, distribution shall be made to the Director's estate. No designation of beneficiaries shall be valid unless it is in writing, signed by the Director, dated, and filed with the Committee. Beneficiaries may be changed without the consent of any prior beneficiaries.

                     ARTICLE X -- AMENDMENT AND TERMINATION

     The Board may amend the Plan from time to time or terminate the Plan at any time; provided, however, that, no action authorized by this Article shall adversely change the number of Retirement Shares outstanding, and that subject to Article XI, the number of Retirement Shares granted under Article VI, shall not be amended more than once every six (6) months, other than to comply with changes in the Internal Revenue Code of 1986, as amended, or any successor law, or the Employee Retirement Income Security Act of 1974, as amended, or any successor law, or the rules and regulations thereunder.

                      ARTICLE XI -- ADJUSTMENT PROVISIONS

     11.1 If the Corporation shall at any time change the number of issued Shares without new consideration to the Corporation (such as by stock dividend, stock split, recapitalization, reorganization, exchange of shares, liquidation, combination or other change in corporate structure affecting the Shares) or make a distribution of cash or property which has a substantial impact on the value of issued Shares, the total number of Retirement Shares outstanding under the Plan shall be appropriately adjusted so that the value of each such Retirement Share shall not be changed.

     11.2 Notwithstanding any other provision of the Plan, and without affecting the number of Retirement Shares reserved or available hereunder, the Committee shall authorize continuance or assumption of outstanding Retirement Shares or provide for other equitable adjustments after changes in the Shares resulting from any merger, consolidation, sale of assets, acquisition of property or stock, recapitalization, reorganization or similar occurrence in which the Corporation is the continuing or surviving corporation, upon such terms and conditions as it may deem necessary to preserve Directors' rights under the Plan.

     11.3 In the case of any sale of assets, merger, consolidation or combination of the Corporation with or into another corporation, other than a transaction in which the Corporation is the continuing or surviving corporation, and which does not result in the outstanding Retirement Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof (an "Acquisition"), any Director granted Retirement Shares shall have the right (subject to the provisions of the Plan) thereafter to receive the Acquisition Consideration (as defined below) receivable upon the Acquisition by a holder of the number of Shares equal to the number of Retirement Shares granted to the Director. The term "ACQUISITION CONSIDERATION" shall mean the kind and amount of shares of the surviving or new corporation, cash, securities, evidence of indebtedness, other property or any combination thereof receivable in respect of one Share of the Corporation upon consummation of an Acquisition.

                         ARTICLE XII -- EFFECTIVE DATE

     The Plan shall be submitted to the stockholders of the Corporation for approval and, if approved by a majority of all the votes cast at the next annual meeting of stockholders, shall become effective as of May 14, 1996. If stockholder approval is not obtained at such annual meeting of stockholders, the Plan shall be nullified.

                    ARTICLE XIII -- MISCELLANEOUS PROVISIONS

     13.1 A Director's rights and interests under the Plan may not be assigned or transferred. In the case of a Director's death, payment of Retirement Shares due under this Plan shall be made to his designated beneficiary, or in the absence of such designation, by will or the laws of descent and distribution.

     13.2 No Director shall have any claim or right to be granted an Award under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any person any right to be retained as a Director.

                                   APPENDIX D

                  PHAR-MOR, INC. EMPLOYEE STOCK PURCHASE PLAN

     Phar-Mor, Inc. (the "Company") does hereby establish its Employee Stock Purchase Plan (the "Plan") as follows:

     1. PURPOSE OF THE PLAN. The Plan is intended to provide a method whereby eligible employees of the Company and its Subsidiaries will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of common stock of the Company. The Company believes that employee participation in the ownership of the Company is of benefit to both the employees and the Company. The Company intends to have the plan qualify as an "employee stock purchase plan" under Section 423 of the Code. The provisions of the Plan shall, accordingly, be construed so as to allow participation in a manner that is consistent with the requirements of that Section of the Code. The Company shall issue Shares under the Plan which are authorized and unissued Shares, Shares issued and held by the Company as treasury stock or Shares purchased on the open market, as may be determined from time-to time by the Board of Directors.

     2.  DEFINITIONS

     Account. "Account" means the funds that are accumulated with respect to each individual Participant as a result of payroll deductions for the purpose of purchasing Shares under the Plan. The funds that are allocated to a Participant's Account shall at all times remain the property of that Participant, but such funds may be commingled with the general funds of the Company.

     Authorization. "Authorization" means the payroll deduction authorization form submitted by employees to the Company in accordance with the instructions thereon to authorize regular payroll deductions under the Plan, as provided for in Section 6.

     Base Pay. "Base Pay" means an employee's regular straight time salary or earnings (determined prior to any reduction thereof for amounts contributed to an employee benefit plan of the Company or a subsidiary as the result of a salary reduction agreement intended to satisfy Section 125, 402(e)(3) of 402(h) of the Code or the successor thereto and not including overtime and bonus payments).

     Board.  The "Board" means the Board of Directors of the Company.

     Code.  The "Code" means the Internal Revenue Code of 1986, as amended.

     ESPP Agent. The "ESPP Agent" is a qualified stock brokerage or other financial services firm that has been designated from time-to-time by the Company.

     Grant Date. The "Grant Date" means the January 1, April 1, July 1, and October 1 on which options to purchase Stock are granted to an employee who is a Participant in the Plan on that date. The first Grant Date shall not be any earlier than October 1, 1997.

     Holding Period. The "Holding Period" shall mean the holding period that is set forth in Section 423(a) of the Code, which, as of the date that the Company's Board of Directors adopted this Plan, is the later of (a) that two (2) year period after the Grant Date and (b) that one (1) year period after transfer to a Participant of any Shares under the Plan.

     Participant. "Participant" means an employee who, pursuant to Section 3, is eligible to participate in the Plan and has complied with the requirements of
Section 6.

     Purchase Price. "Purchase Price" means the price at which options granted by the Company to a Participant are exercised pursuant to Section 4.

     Quarterly Purchase Date. The "Quarterly Purchase Date" means the last day of any calendar quarter in which options are granted to Participants, or if not a business day, the immediately preceding business day.

     Shares. "Shares" means shares of the Company's common stock, $0.01 par value per share, that will be sold to Participants under the Plan.

     Subsidiaries. "Subsidiaries" shall mean any present or future or domestic or foreign corporation that: (i) qualifies as a "subsidiary corporation" of the Company as that term is defined in Section 424 of the Code, and (ii) whose employees have been designated by the Board to be eligible, subject to Section 3, to be Participants under the Plan.

     Withdrawal Notice. "Withdrawal Notice" means a notice, in a form designed by the Company, that a Participant who wishes to withdraw from the Plan must submit to the Company pursuant to Section 13 prior to the Quarterly Purchase Date.

     3. EMPLOYEES ELIGIBLE TO PARTICIPATE. Any employee of the Company or any of its Subsidiaries who (a) is in the employ of the Company or any of its Subsidiaries on the Grant Date, (b) has been so employed for at least ninety
(90) days prior to the Grant Date, and (c) is customarily employed for more than twenty (20) hours per week and for more that five (5) months per calendar year during such employment is eligible to participate in the Plan, except employees as provided in Section 19.

     4. PURCHASE PRICE. The Purchase Price per Share shall be ninety percent (90%) of the fair market value of the stock on the Quarterly Purchase Date. Fair market value shall mean the closing price on the NASDAQ National Market.

     5. NUMBER OF SHARES RESERVED UNDER THE PLAN. The maximum number of Shares that will be offered under the Plan is 500,000. If, on any date, the total number of Shares for which purchase rights are to be granted pursuant to Section 8 exceeds the number of Shares then available under this Section 5, (after deduction of all Shares (a) that have been purchased under the Plan, and (b) for which options to purchase are then outstanding), the Company shall make a pro rata allocation of the Shares that remain available in as nearly a uniform manner as shall be practicable and as it shall determine, in its sole judgment to be equitable. In such event, each Participant's payroll deductions shall be reduced accordingly, and the Company shall give to each Participant a written notice of such reduction.

     6. PARTICIPATION. An eligible employee may become a Participant on any Grant Date (after July 1, 1997) by completing the Authorization provided by the Company and submitting it to the Company at the time specified prior to the Grant Date to which it relates. The Authorization shall authorize an after-tax regular payroll deduction from the pay of the Participant commencing with the first pay date following the Grant Date. Payroll deductions and participation in the Plan shall continue for any employee submitting an Authorization, until such employee becomes ineligible to participate in the Plan or withdraws from the Plan or the Plan is terminated. A Participant who ceases to participate in the Plan may again participate in the Plan on any following Grant Date on which the Participant is eligible to do so, but only once in the calendar year in which participation ceases, by completing and filing an Authorization with the Company at the time specified prior to the Grant Date to which it relates.

     7.  PAYROLL DEDUCTION.

     7.1 At the time the Authorization is filed with the Company and for so long as a Participant participates in the Plan, each Participant shall authorize the Company to make payroll deductions of a fixed dollar amount per pay period not less than Ten Dollars ($10.00) up to a maximum of One Hundred Dollars ($100.00) per week; provided, however, that no payroll deduction shall exceed ten percent (10%) of Base Pay. The amount of the minimum fixed dollar deduction may be adjusted by the Board of Directors from time-to-time.

     7.2 Each Participant's payroll deductions shall be credited to that Participant's Account. A Participant may not make a separate cash payment into such Account nor may payment for Shares be made from other than the Participant's Account.

     7.3 A Participant's payroll deductions shall begin on the first pay date following the applicable Grant Date, and shall end on the date the Participant becomes ineligible to participate in the Plan or withdraws from the Plan, or the Plan is terminated.

     7.4 A Participant may increase or decrease the amount of his or her payroll deductions, subject to the limits herein, by delivering a new Authorization. Only one (1) increase or decrease in the amount of payroll deductions shall be permitted in a calendar year. A new Authorization shall take effect as soon as it can be processed by the Company.

     8. GRANTING OF RIGHT TO PURCHASE. On each Grant Date, the Plan shall be deemed to have granted automatically to each Participant a right to purchase as many Shares (including fractional Shares) as may be purchased with such Participant's Account on the next following Quarterly Purchase Date, subject to the limitations of the Plan.

     9. PURCHASE OF SHARES. On the Quarterly Purchase Date, each Participant whose Account has not been refunded due to the death of such Participant or ineligibility to participate in the Plan shall be deemed to have carried out the right to purchase, and shall be deemed to have purchased at the number of Shares (including fractional Shares) that may be purchased with such Participant's Account on the Quarterly Purchase Date at the Purchase Price.

     10. CARRYOVER OF ACCOUNT. Following the purchase of Shares on an Quarterly Purchase Date, any balance of a Participant's Account shall be used to purchase Shares on the next Quarterly Purchase Date, unless the Participant has advised the Company otherwise in writing, in which case the Company shall refund to the Participant the funds that remain in the Participant's Account as soon as practicable thereafter or unless the Participant's Account is otherwise refunded under the applicable terms of the Plan.

     11. PARTICIPANT'S RIGHTS AS A SHAREHOLDER. No Participant shall have any rights of a shareholder with respect to any Shares until the Shares have been purchased in accordance with Section 9 and issued by the Company.

     12.  EVIDENCE OF OWNERSHIP OF SHARES.

     12.1 Promptly following each Quarterly Purchase Date, the Shares that are purchased by each Participant shall be deposited into an account that is established in the Participant's name with the ESPP Agent.

     12.2 A Participant may direct, by written notice to the Company prior to an Quarterly Purchase Date, that the ESPP Agent account be established in the names of the Participant and one such other person as may be designated by the Participant as a joint tenant with right of survivorship, tenants in common, or community property, to the extent and in the manner permitted by applicable law.

     12.3 A Participant shall be free to undertake a disposition, as that term is defined in Section 424(c) of the Code (which generally includes any sale, exchange, gift or transfer of legal title), of Shares in the Participant's ESPP Agent account at any time, whether by sale, exchange, gift or other transfer of title. A Participant may move such Shares to an account at another brokerage firm of the Participant's choosing or request that a certificate that represents the Shares be issued and delivered to the Participant.

     13. WITHDRAWAL. A Participant may terminate his or her participation and withdraw from the Plan at any time prior to the Quarterly Purchase Date by delivering a Withdrawal Notice to the Company, in which event the Company shall carry out the purchase of Shares with the balance of Participant's Account prior to Participant's withdrawal on the next Quarterly Purchase Date. (Thereafter, such Participant may again participate in the Plan in accordance with Section 6.)

     14. INTEREST. No interest shall be paid or allowed on a Participant's Account.

     15. RIGHTS NOT TRANSFERABLE. No Participant shall be permitted to sell, assign, transfer, pledge, or otherwise dispose of or encumber such Participant's Account or any rights and interest to purchase or to receive Shares under the Plan, and such Account and rights and interests shall not be liable for, or subject to, a Participant's debtors, contracts, or liabilities. If any such action is taken by the Participant or any valid claim is made by any party with respect to such Account or rights and interest, whether by garnishment, levy, attachment or otherwise, such Participant shall cease to participate in the Plan, no further payroll deductions shall be taken from the pay due and owing to the Participant, and the balance in such Participant's Account shall be refunded to the Participant.

     16. RETIREMENT, DEATH OR TERMINATION OF EMPLOYMENT. In the event of a Participant's termination of employment with the Company and all subsidiaries for any reason (including retirement, death or disability) or in the event the corporation by which Participant is employed ceases to be a Subsidiary of the Company, no further payroll deduction shall be taken from any pay due and owing to such Participant. In the event of a Participant's termination of employment due to the death of such Participant, the balance in such Participant's Account shall be refunded to his or her estate, or if none, to the person(s) entitled to his or her estate under the intestate laws of the state in which he or she resides. In the event of a Participant's termination of employment for any reason other than death, on the following Quarterly Purchase Date, each such Participant shall be deemed to have carried out the right to purchase, and shall be deemed to have purchased at the number of Shares (including fractional Shares) that may be purchased with such Participant's Account on the Quarterly Purchase Date.

     17.  AMENDMENT, MODIFICATION, SUSPENSION OR DISCONTINUANCE OF THIS
PLAN. The Board may amend the Plan at any time and for any reason, provided, however, that no such amendment shall be effective without the approval of the shareholders of the Company if the amendment (a) increases the number of Shares to be offered under the Plan (other than as provided for herein) or (b) decreases the Purchase Price per share or if such approval is required to meet the requirements of Section 423 of the Code or Securities and Exchange Commission Rule 16b-3 (or successors thereto).

     18. CHANGES IN CAPITALIZATION. In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offerings of rights, or any other change in the capital structure of the Company, the Board may make such adjustment, if any, as it may deem appropriate in the number, kind, and the price of the Shares that are available for purchase under the Plan, and in the number of Shares that an employee is entitled to purchase all to the end that a Participant's proportionate interest shall be maintained as before the occurrence of such event. (Such adjustment made by the Board shall be conclusive.)

     19. SHARE OWNERSHIP. Notwithstanding anything herein to the contrary, no Participant shall be granted a right to purchase any Shares under the Plan if such Participant, immediately after the granting of such rights, owns Shares that account for (including all shares that may be purchased under outstanding rights and options) five percent (5%) or more of the total combined voting power or value of all classes of shares of the Company or its Subsidiaries (or its parent with in the meaning of Section 424(e) of the Code). For the foregoing purposes, the rules of Section 424(d) of the Code shall apply in determining share ownership. In addition, no Participant shall be granted a right to purchase any Shares under the Plan that permits such Participant's rights to purchase Shares under all "employee stock purchase plans" of the Company and its Subsidiaries (or its parent within the meaning of 423(e) of the Code) to accrue at a rate that exceeds $25,000 of the fair market value of such shares (determined at the time such right to purchase is granted) for each calendar year in which such right to purchase is outstanding at any time (as interpreted and applied in accordance with Section 423(b) (8) of the Code).

     20. ADMINISTRATION. The Plan shall be administered by the Board, which may engage the ESPP Agent to assist in the administration of the Plan. The Board shall be vested with full authority and discretion to (a) administer, construe, and interpret the Plan, (b) define the terms of the Plan, (c) prescribe, amend and rescind rules and regulations for the Plan, (d) correct any defect, supply any omission or reconcile any inconsistency in the Plan, and (e) make all legal and factual determinations necessary or advisable for the administration of the Plan. All determinations, decisions, or actions of the Board in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive, and binding upon all Participants and any and all persons that claim rights or interests under or through a Participant. The Board may delegate any or all of its authority hereunder to a committee of the Board, as it may designate.

     21. NOTICES. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, that is designated by the Company from time to time for the receipt thereof, and, in the absence of such designation, the Company's Legal Department; Attention: General Counsel.

     22.  TERMINATION OF PLAN.

     22.1  This Plan shall terminate at the earliest of the following:

          (a) July 1, 2002;

          (b) The date of the filing of a statement of intent to dissolve by the Company or the effective date of a merger or consolidation wherein the Company is not to be the surviving corporation, which merger or consolidation is not between or among a corporation related to the Company. In such event, a Participant shall be treated with respect to such Share for which the Participant has been granted a right to purchase in the same manner, as nearby as reasonably possible as a holder of a Share subject to options is otherwise treated in such event.

          (c) The date the Board acts to terminate the Plan; and

          (d) The date when all of the Shares that were reserved for issuance hereunder have been purchased.

     22.2 Upon termination of the Plan, the Company shall refund to each Participant the balance of each Participant's Account that is not otherwise used to purchase Shares.

     23. LIMITATIONS ON SALE OF STOCK PURCHASED UNDER THE PLAN. The Plan is intended to provide Shares for investment and not for resale. The Company does not, however, intend to restrict or influence the conduct of any employee's affairs. An employee, therefore, may sell Shares that are purchased under the Plan at any time, subject to compliance with any applicable federal and state securities laws. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE SHARES.

     24. GOVERNMENTAL REGULATIONS. The Company's obligation to sell and deliver Shares under this Plan is subject to any governmental approval that is required in connection with the authorization, issuance, or sale of such Shares. No right to purchase Shares or purchase and delivery of Shares shall be granted or exercised if the same would be contrary to law or the regulations of any duly constituted authority having jurisdiction or would disqualify the Plan as "employee stock purchase plan" under Section 423 of the Code.

     25. NO EMPLOYMENT RIGHTS. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any Shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company, and it shall not be deemed to interfere in any way with the Company's right to terminate, or otherwise modify, an employee's employment at any time.

     26. EFFECTIVE DATE AND APPROVALS. The Plan shall be effective September 1, 1997, subject to its adoption by the Board by that date and subject to approval of the stockholders of the Company (in accordance with applicable law for the issuance of corporate stock or options) within (12) months before or after the date the Plan is adopted by the Board. If the Plan is not so adopted and approved, it shall not be effective.

     27. EXCHANGE ACT. Notwithstanding any contrary provisions, any Participants that are directors, executive officers and 10% or greater shareholders subject to Section 16 of the Securities Exchange Act of 1934 (or successor thereto) must effect transactions hereunder in accordance with Section 16 of the 1934 Act and the rules promulgated thereunder. In this regard, it is intended that the Plan comply with Rule 16b-3, and in order to maintain compliance with Rule 16b-3, as well as the 1934 Act, the Board may make such rules and impose such limitations as it deems advisable. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements to purchase Shares, the amount of Shares that may be purchased or the price for the purchase of Shares) shall be deemed to be incorporated by reference into the Plan with respect to Participants subject to Section 16 of the 1934 Act.

     28. GOVERNING LAW. The law of the Commonwealth of Pennsylvania shall govern all matters that relate to this Plan, except to the extent it is superseded by the laws of the United States.

Date Adopted by Board:          June 5, 1997
Date Approved by Shareholders:
                                ------------------------------

               PROXY FOR ANNUAL MEETING OF THE SHAREHOLDERS OF

                                PHAR-MOR, INC.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder hereby appoints Abbey J. Butler, Melvyn J. Estrin, John R. Ficarro and Sankar Krishnan, and each of them, with full power of substitution, as proxies to vote all shares in Phar-Mor, Inc. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of the Company to be held at the Watergate Hotel, 2650 Virginia Avenue, NW, Washington, D.C. on February 17, 1998 at 9:30 a.m. (local time) and at any postponement or adjournment thereof (the "Meeting"), with the effect and as if the undersigned were personally present and voting upon the matters set forth in this proxy card.

PROXIES WILL BE VOTED AS DIRECTED OR SPECIFIED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED (A) FOR THE NOMINATED DIRECTORS, (B) FOR PROPOSALS 2, 3, 4, 5, 6 AND 7 AND (C) FOR OR AGAINST ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AT THE DISCRETION OF THE PROXY HOLDERS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINATED DIRECTORS AND FOR PROPOSALS 2, 3, 4, 5, 6 AND 7.

     YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

-------------------------------------------------------------------------------

     PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.

1.Election of Directors    For  Withheld  For All   2. Amendment to the Company's  For  Against  Abstain
  Nominees: Abbey J.       All    All     Except       Restated Articles of In-    / /    / /      / /
  Butler, Melvyn J.        / /    / /      / /         corporation, as Amended,
  Estrin, Daniel H.                                    providing for a classified
  Levy, Monroe                                         Board of Directors.
  Osterman, Arthur G.
  Rosenburg, John D.                                3. Approval of 1995 Director   / /    / /      / /
  Shulman.                                             Stock Plan, as amended,
                                                       and an amendment thereto
  ------------------------                             increasing the number of
  (Except nominees written                             shares available under
   above)                                              such plan.

                                                    4. Approval of 1996 Director   / /    / /     / /
                                                       Retirement Plan.

                                                    5. Amendment to 1995 Stock     / /    / /     / /
                                                       Incentive Plan increasing
                                                       the number of shares
                                                       available under such plan.

                                                    6. Approval of 1997 Employee   / /    / /     / /
                                                       Stock Purchase Plan.

                                                    7. Ratification of appointment / /    / /    / /
                                                       of Deloitte & Touche LLP
                                                       as the Company's indepen-
                                                       dent public accountants.

                                                    8. In their discretion, the
                                                       proxies are authorized to
                                                       vote upon such other
                                                       business as may properly
                                                       come before the Meeting.

                                                    MARK HERE FOR ADDRESS CHANGE   / /
                                                    AND REVISE PREPRINTED
                                                    ADDRESS AS NECESSARY.

                                                    MARK HERE IF YOU PLAN TO       / /
                                                    ATTEND THE MEETING.

                                                            Dated: ___________________________, 1998


                                                    Signature(s)____________________________________

                                                    ________________________________________________
                                                    IMPORTANT--PLEASE SIGN AND RETURN PROMPTLY. When
                                                    shares are held by joint tenants, both should
                                                    sign. When signing as attorney, executor, admin-
                                                    istrator, trustee, or guardian, please give full
                                                    title as such. If a corporation, please sign in
                                                    full corporate name by president or other author-
                                                    ized officer. If a partnership, please sign in
                                                    partnership name by an authorized person.

------------------------------------------------------------------------------
                             FOLD AND DETACH HERE


                            YOUR VOTE IS IMPORTANT!



                    PLEASE MARK, SIGN AND DATE THIS PROXY
             AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.


PROXIES WILL BE VOTED AS DIRECTED OR SPECIFIED. IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED (A) FOR THE NOMINATED DIRECTORS, (B) FOR PROPOSALS 2, 3, 4, 5, 6 AND 7 AND (C) FOR OR AGAINST ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AT THE DISCRETION OF THE PROXY HOLDERS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINATED DIRECTORS AND FOR PROPOSALS 2, 3, 4, 5, 6 AND 7.